Exhibit 10.37

THE 2009 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

Table of Contents

Article I – Definitions	3

Article II – Eligibility	21

2.1 Requirements for Participation	21
2.2 Inactive Status	21
2.3 Former Participants	22

Article III – Contributions	23

3.1 Contributions in General	23
3.2 Maximum Annual Contribution	23
3.3 Participant Contributions	23
3.4 Matching Contributions	27
3.5 Limitation on 401(k) Contributions	28
3.6 Limitation on Matching and After Tax Contributions	29
3.7 [Reserved]	30
3.8 Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations	31
3.9 Reemployment Rights after Qualified Military Service	32

Article IV – Rollovers and Transfers	35

4.1 Rollovers and Transfers	35
4.2 Roth Rollover Contributions	37

Article V – Investment of Accounts	38

5.1 Investment Options	38
5.2 Default Investment Fund	38
5.3 Investment Committee	39

Article VI – Valuation of the Trust Fund and Accounts	40

6.1 Individual Participant Accounting	40
6.2 Payment of Fees and Expenses	40
6.3 Participant Statements	40
6.4 Accounts for QDRO Beneficiaries	40
6.5 Determination of Values	41
6.6 Allocation of Value	41
6.7 Applicability of Account Values	41

Article VII – Vesting	42

7.1 Vesting of Accounts	42
7.2 Forfeitures	43

i

7.3 Restoration of Forfeitures	43
7.4 Use of Forfeitures	44
7.5 Change in Control	44

Article VIII – In-Service Withdrawals	46

8.1 In-Service Withdrawal Approval	46
8.2 Payment Form and Medium	46
8.3 Source and Timing of In-Service Withdrawal Funding	46
8.4 Spousal Consent	46
8.5 Hardship Withdrawals	47
8.5A Special Hardship Withdrawals for Affected Participants	48
8.6 In-Service Withdrawals Not on Account of Hardship	49
8.7 Jazz Plan Withdrawals	50
8.8 Matching Account Withdrawal	50
8.9 In-Service Withdrawals from Roth Accounts and Roth Rollover Accounts	50

Article IX – Loans	52

9.1 Participant Loans Permitted	52
9.2 Loan Application, Note and Security	52
9.3 Loan Approval	52
9.4 Spousal Consent	52
9.5 Legal Maximum Limit	52

Article X – Employment after Normal Retirement Date	53

10.1 Continuation of Employment	53
10.2 Continuation of Participation	53

Article XI – Distributions	54

11.1 Rights Upon Normal or Disability Retirement or Separation from Service	54
11.2 Distribution of Accounts	54
11.3 Small Distributions	54
11.4 Determination of Value of Accounts	55
11.5 [Reserved]	55
11.6 Timing	55
11.7 Notice	55
11.8 Distribution upon Death	56
11.9 Required Minimum Distributions	57
11.10 Definitions applicable to Section 11.8 (Distribution upon Death) and Section 11.9 (Required Minimum Distributions)	58
11.11 Distribution of Roth Accounts and Roth Rollover Accounts; Direct Rollovers	59

Article XII – Top Heavy Provisions	61

12.1 Top Heavy Determination	61
12.2 Minimum Benefits	63

Article XIII – Administrative Provisions	65

13.1 Duties and Powers of the Administrator	65
13.2 Administrative Committee	66
13.3 Administrative Committee Operating Rules	66
13.4 Claims Procedure	66
13.5 Conflicting Claims	68
13.6 Payments	68
13.7 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee	68
13.8 Service of Process	69
13.9 Limitations Upon Powers of the Administrator	69
13.10 Anti-alienation Provisions	69
13.11 Correction of Administrative Errors; Special Contributions	70
13.12 Electronic Administration	70
13.13 Indemnity for Liability	70

Article XIV – Termination, Discontinuance, Amendment, Merger, Adoption of Plan	71

14.1 Termination of Plan; Discontinuance of Contributions	71
14.2 Amendment of Plan	71
14.3 Retroactive Effect of Plan Amendment	72
14.4 Consolidation or Merger, Adoption of Plan by Other Companies	72
14.5 Adoption of Plan by Company Affiliates	72

Article XV – Miscellaneous Provisions	74

15.1 Identification of Fiduciaries	74
15.2 Allocation of Fiduciary Responsibilities	74
15.3 Limitation on Rights of Employees	75
15.4 Governing Law	75
15.5 Gender and Plurals	75
15.6 Titles	75
15.7 References	75
15.8 Use of Trust Funds	75

Appendix A – Limitations on 401(k) and After Tax Contributions	77

Appendix B – Annuity Distribution Options for the Money Purchase Accounts	78

Article B-1 – Definitions	78
Article B-2 – Distribution of Accounts	79
Article B-3 – Benefits upon Death	81

Appendix C – Reserved	83

Appendix D – Vesting Provisions for Former Participants in Certain Merged Plans	84

Article D-1 – Vesting for Former Participants in the Louisiana Downs, Inc. 401(k) Plan	84
Article D-2 – Vesting for Former Participants in the Horseshoe Gaming Holding Corp. 401(k) Plan	84

Appendix E – Participating Company Affiliates	86

Appendix F – Merger of the Horseshoe Gaming Holding Corp. 401(k) Plan	87

Article F-1 – Definitions	87
Article F-2 – Eligibility	88
Article F-3 – In-Service Withdrawals	88
Article F-4 – Distribution of Accounts	88

Appendix G – Caesars Plan	89

Article G-1 – Definitions	89
Article G-2 – Eligibility	89
Article G-3 – In-Service Withdrawals	90

THE 2009 RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC. SAVINGS AND RETIREMENT PLAN

Harrah’s Entertainment, Inc. (the “Company”), a Delaware corporation, established the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the exclusive benefit of its eligible employees, effective as of February 6, 1990.

To incorporate various amendments adopted since the Plan was last restated, this amendment and restatement of the Plan is hereby adopted, and constitutes a complete amendment, restatement and continuation of the Plan. In addition, in connection with certain acquisitions, the Louisiana Downs, Inc. 401(k) Plan merged into the Plan effective April 7, 2003, the Horseshoe Gaming Holding Corp. 401(k) Plan merged into the Plan effective December 31, 2005, and the Caesars Entertainment 401(k) Savings Plan merged into the Plan effective December 31, 2006.

In general, the provisions of this restatement are effective as of January 1, 2009, except as otherwise provided in the Plan or required to comply with applicable law. Except as otherwise specifically provided herein or required by law, the provisions of this amended and restated Plan relating to eligibility for participation, eligibility for benefits, amount of benefits, manner of benefit payments and timing of benefit payments only apply to an Employee who terminates employment on or after January 1, 2009. Any Employee who terminated employment prior to January 1, 2009, shall have his eligibility for benefits and the amount and form of benefits, if any, determined in accordance with the provisions of the Plan in effect on the date his employment terminated except as otherwise required by law or by this document.

The Plan previously was amended and restated generally effective January 1, 2001 (except as otherwise provided in the Plan or required to comply with applicable law) in compliance with amendments to the Internal Revenue Code made by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and certain parts of the Economic Growth and Tax Relief Reconciliation Act of 2001, to provide for the merger of the Harveys 401(k) Plan into the Plan, to eliminate annuities as an optional form of distribution and to make certain other changes. In addition, the January 1, 2001 restatement reflected the merger of the Rio Suite Hotel & Casino Employee Retirement Plan into the Plan effective January 3, 2000, and the merger of certain accounts and assets of the Showboat, Inc. Retirement Savings Plan into the Plan in 1999.

Effective January 12, 2004 through January 28, 2008, the Plan was a stock bonus plan with a cash or deferred arrangement intended to comply with the provisions of Sections 401(a), 401(k) and 401(m) of the Code and the Plan was an “eligible individual account plan,” as defined in ERISA Section 407(d)(3), and provided for the acquisition and holding of “qualifying employer securities,” as defined in ERISA Section 407(d)(5). The portion of the Plan that was invested in qualifying employer securities was an employee stock ownership plan that met the requirements in Code Sections 401(a), 409 and 4975(e)(7).

Effective January 28, 2008, the Plan is a profit-sharing plan with a cash or deferred arrangement intended to comply with the provisions of Sections 401(a), 401(k) and 401(m) of the Code. The Plan is an “eligible individual account plan,” as defined in ERISA Section 407(d)(3).

Article I – Definitions

1.1 General. The following terms used in the Plan with the first letter or letters capitalized shall have the meaning specified below unless the context clearly indicates to the contrary.

1.2 Accounts. “Accounts” means the following Accounts that may be maintained under this Plan for a Participant:

a.	401(k) Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s 401(k) Contributions made pursuant to Section 3.3(a), Catch-Up Contributions made pursuant to Section 3.3(b), related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

b.	After Tax Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s After Tax Contributions made pursuant to Section 3.3(c), related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

c.	Matching Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s share of an Employer’s Matching Contributions made pursuant to Section 3.4, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

d.	Rollover Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s Rollover Contributions made pursuant to Section 4.1, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

e.	Qualified Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s share of Qualified Nonelective Contributions and/or Qualified Matching Contributions, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

f.	Prior Plan Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s share of contributions made pursuant to the provisions of the Harrah’s Retirement Plan and the Holiday Casino Profit Sharing Plan which had merged into the Holiday Corporation Savings and Retirement Plan prior to February 6, 1990, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

g.	Money Purchase Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s share of contributions made pursuant to the provisions of the Holiday Inns, Inc. Employees’ Retirement Plan and any other plan subject to the provisions of Code Sections 401(a)(11)(B)(ii) and 417 which are transferred directly to the Plan, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

h.	Discretionary Contribution Account means the separate account, if any, maintained for each Participant to which shall be credited such Participant’s share of: 1) Discretionary Contributions, if any, made pursuant to Section 3.10 (as in effect for the 2002 Plan Year); and 2) any other contribution to the Plan that has not been allocated to any other account in the Plan, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

i.	Prior ESOP Account means the separate account, if any, maintained for each Participant that evidences the value of the contributions made on the Participant’s behalf under the Plan provisions that permitted contributions as part of an employee stock ownership feature of the Plan in effect prior to December 1, 2000. In addition to contributions made on the Participant’s behalf, the Prior ESOP Account shall consist of related investment earnings and loan repayments and shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.

j.	Roth Account. “Roth Account” means the separate account, if any, maintained for each Participant to which shall be credited such Participant’s Roth Contributions made pursuant to Section 3.3(d)(ii), and such Participant’s Roth Catch-Up Contributions made pursuant to Section 3.3(d)(iii), and related investment earnings and from which shall be debited allocable expenses, investment losses, withdrawals and distributions.

k.	Roth Rollover Account. “Roth Rollover Account” means the separate account, if any, maintained for each Participant to which shall be credited such Participant’s Roth Rollover Contributions made pursuant to Section 4.2(a) and related investment earnings, and from which shall be debited allocable expenses, investments, withdrawals and distributions.

In addition, such other Accounts may be established and maintained as the Administrator may deem appropriate, such as, but not limited to, segregated accounts, noninterest-bearing forfeiture accounts and the like.

1.3 Active Participant. “Active Participant” means a Participant who is an Eligible Employee.

1.4 Administrative Committee. “Administrative Committee”, as described in Section 13.2, means the person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

1.5 Administrator. “Administrator” means the Company or any person to whom the Company has delegated this function.

1.6 After Tax Contribution. “After Tax Contribution” means an amount contributed by a Participant to the Plan under Section 3.3(c).

1.7 Annual Addition. “Annual Addition” of a Participant for the Plan Year in question means the sum of

a.	Company contributions, forfeitures, voluntary after-tax contributions (excluding any excess amounts distributed to him pursuant to Section 3.8) allocated to his Accounts under the Plan for that Plan Year,

b.	401(k) Contributions allocated to his 401(k) Account for that Plan Year (excluding any excess amounts which are distributed to him pursuant to Section 3.5),

c.	Company contributions, forfeitures and Participant contributions allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year, and

d.	Except for purposes of Section 3.8(a)(i), the sum of any

i.	Company contributions allocated to an individual medical account (as defined in Code Section 415(l)(2)) maintained under a qualified pension or annuity plan, and

ii.	Company contributions allocated to the separate account of a Key Employee (as defined in Section 12.1(b)(iii)) for the purpose of providing post-retirement medical benefits.

If, in a particular Plan Year, the Company contributes an amount to a Participant’s Accounts because of an erroneous forfeiture in a prior Plan Year or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan Year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

1.8 Beneficiary.

a.	Definition. “Beneficiary” means any person or entity designated by a Participant in the form approved by the Administrator or its delegate or agent to receive benefits payable as a result of the Participant’s participation in the Plan after the Participant’s death.

b.	Special Rule for Married Participants. Each married Participant will be deemed to have selected his Spouse as his Beneficiary unless the Participant’s Spouse has given Spousal Consent in the form provided by the Administrator. Spousal Consent will not be required if the Participant states on the applicable form provided for that purpose by the Administrator and notarized that:

i.	the Participant is able to establish to the satisfaction of the Administrator that he has no Spouse; or

ii.	the Participant’s Spouse cannot be located; or

iii.	there are other circumstances under which consent of the Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor regulations.

c.	Special Rule if No Designation in Effect. If no valid designation is in effect upon the death of the Participant or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons who survives the Participant in the first of the following classes of preferences:

i.	Participant’s surviving Spouse; if none then

ii.	Participant’s surviving children, including adopted children, in equal shares, per stirpes (by right of representation); if none then

iii.	Participant’s surviving parents; if none then

iv.	the executor or administrator of the Participant’s estate.

d.	Dissolution of Marriage. Upon the dissolution of marriage of a Participant, any designation of the Participant’s former Spouse as a Beneficiary shall be treated as though the Participant’s former Spouse had predeceased the Participant unless (i) the Participant executes another Beneficiary designation that complies with this Section and clearly names such former Spouse as a Beneficiary, or (ii) a QDRO presented to the Administrator prior to distribution being made on behalf of the Participant explicitly requires the Participant to maintain the former Spouse as the Beneficiary. In any case in which the Participant’s former Spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

1.9 Board. “Board” means the board of directors of Harrah’s Entertainment, Inc.

1.10 Break in Service. “Break in Service” of an Employee or former Employee means a Plan Year during which he did not have more than 500 Hours of Service.

1.10A Catch-Up Contribution. “Catch-Up Contribution” of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(b).

1.11 Chief Executive Officer. “Chief Executive Officer” means the Company’s chief executive officer.

1.12 Code. “Code” means the Internal Revenue Code of 1986, as amended.

1.13 Company. “Company” means Harrah’s Entertainment, Inc. and any successor company which continues the Plan.

1.14 Company Affiliate. “Company Affiliate” means any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o). A list of Company Affiliates that have adopted the Plan is included in the Rules of the Plan, as amended from time to time.

1.15 [Reserved]

1.16 Compensation.

a.	“Compensation” of a Participant for any Plan Year means base pay, overtime, shift premiums, commissions and tips (including those earned while on overtime) reported to the Employer for Federal withholding purposes (but not exceeding tips actually received) paid during the Plan Year including amounts excluded from taxable income by reason of Code Sections 125, 132(f)(4), 402(c)(3), 402(h) or 403(b). Compensation excludes bonuses, paid time off sell-backs, severance and salary continuation payments, any amount deferred under a nonqualified deferred compensation plan, consulting payments, and other forms of additional remuneration.

b.	Solely for the purposes of Sections 1.18 (Deferral Percentage) and 1.17 (Contribution Percentage), the Administrator may elect for any Plan Year to exclude from Compensation amounts deferred under Section 3.3(a) (under Code Section 401(k)) and under Code Section 125 (cafeteria plans) or to apply any alternate definition of Compensation that satisfies the requirements of Code Section 414(s) and the regulations thereunder.

c.	Effective January 1, 2002, for all purposes of the Plan, Compensation and Statutory Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)) shall be disregarded. For any Plan Year beginning on January 1, 1994 but before January 1, 2002, for all purposes of the Plan, Compensation and Statutory Compensation in excess of $150,000 (adjusted for increases in the cost of living as described in Code Section 401(a)(17)) shall be disregarded.

1.17 Contribution Percentage.

a.	“Contribution Percentage” for a Plan Year means, with respect to eligible Participants who are in the Highly Compensated Group and eligible Participants who are in the Nonhighly Compensated Group, the average of the individual percentages obtained, as to each Participant in such group, by dividing:

i.

The sum of (A) the amount of Matching Contributions allocated to his Matching Account and the amount of After Tax Contributions allocated to his After Tax Account for the Plan Year, (B) any Qualified Nonelective Contributions or

Qualified Matching Contributions for that Plan Year (under Section 3.5(b) or 3.6(b)), and (C) allocations of 401(k) Contributions to his 401(k) Account and allocations of Roth Contributions to his Roth Account (excluding any Catch-Up Contributions and any Roth Catch-Up Contributions), to the extent that the Administrator elects to take such allocations into account, by

ii.	His Statutory Compensation for that portion of the Plan Year during which he was eligible to receive allocations to his After Tax Account or Matching Account.

b.	For purposes of this Section, all plans required to be taken into account under Code Section 401(m)(2)(B) shall be treated as a single plan.

c.	The Administrator may elect to expand the Statutory Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him for that entire Plan Years provided that such determination is applied uniformly to all Participants for the year in question.

1.18 Deferral Percentage.

a.	“Deferral Percentage” for a Plan Year means, with respect to eligible Participants who are in the Highly Compensated Group and eligible Participants who are in the Nonhighly Compensated Group, the average of the individual percentages obtained as to each Participant in such group, by dividing:

i.	The sum of (A) the amount of 401(k) Contributions, if any, credited to his 401(k) Account for the Plan Year in question under this Plan, the amount of Roth Contributions, if any, credited to his Roth Account for the Plan Year in question, and the amount, if any, credited under any other plans that are aggregated with this Plan under Code Section 401(k)(3)(A) (including any excess amounts described in Code Section 402(g) if he is a Highly Compensated Employee but excluding any excess amounts distributed to him pursuant to Section 3.8(b) and any Catch-Up Contributions and any Roth Catch-Up Contributions) and (B) to the extent elected by the Administrator under Section 3.5(b), amounts credited to his Qualified Account for that Plan Year, by

ii.	His Statutory Compensation for that portion of the Plan Year during which he was eligible to defer Compensation to his 401(k) Account.

b.	The Administrator may elect to expand the Statutory Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him for that entire Plan Year provided that such determination is applied uniformly to all Participants for the year in question.

1.19 Direct Rollover. “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

1.20 Disability Retirement. “Disability Retirement” of a Participant means his Separation from Service due to any physical or mental injury or disease which causes him to be permanently incapable of securing any gainful employment. Such disability shall be established by certification to the Plan Administrator. Such certification shall be by:

a.	An award to receive Social Security disability benefits; or

b.	Approval of waiver of premiums under the Employer’s group life insurance plan.

1.21 Disability Retirement Date. “Disability Retirement Date” of a Participant means the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

1.22 Distributee. “Distributee” means a Participant, Surviving Spouse or an alternate payee under a QDRO. Effective January 1, 2010, the term “Distributee” also includes a non-Spouse Beneficiary to the extent provided in Section 1.27(h).

1.23 Early Retirement. “Early Retirement” of an Active Participant means his Separation from Service (except by death) after his Early Retirement Date.

1.24 Early Retirement Date. “Early Retirement Date” means a Participant’s 55th birthday.

1.25 Effective Date. “Effective Date” means January 1, 2009, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

1.26 Eligible Employee. An “Eligible Employee” means an Employee of an Employer other than:

a.	An Employee whose employment with the Employer is governed by a collective bargaining agreement that does not expressly provide for Plan participation,

b.	A non-resident alien with no U.S. source earned income (as defined in Code Section 861(a)) who has not been approved by the Administrator as eligible to participate.

1.27 Eligible Retirement Plan. “Eligible Retirement Plan” means

a.	An individual retirement account (described in Code Section 408(a)),

b.	An individual retirement annuity (described in Code Section 408(b)),

c.	An annuity plan (described in Code Section 403(a)),

d.	A qualified trust (described in Code Section 402(c)(8)(A)),

e.	An annuity contract (described in Code Section 403(b)),

f.	An eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state), that will accept and separately account for a Distributee’s Eligible Rollover Distribution,

g.	Effective for distributions made on or after January 1, 2008, a Roth IRA described in Code Section 408A(b), subject to any applicable eligibility restrictions imposed by law, and

h.	Effective for distributions made on or after January 1, 2010, in the case of a non-Spouse Beneficiary, an eligible retirement plan shall include only an individual retirement account or annuity described in Code Section 408(a) or 408(b), or a Roth IRA described in Code Section 408A(b), that is an inherited retirement account or annuity under Code Section 408. Such eligible retirement plan may receive only direct trustee-to-trustee transfers with respect to a non-Spouse Beneficiary.

Only for Plan Years beginning before January 1, 2002, an “Eligible Retirement Plan” means only an individual retirement account or an individual retirement annuity for a Distributee who is a Surviving Spouse.

1.28 Eligible Rollover Distribution.

a.	Except as provided in subsection (b), “Eligible Rollover Distribution” means any distribution of all or any portion of a Participant’s Accounts to a Distributee.

b.	“Eligible Rollover Distribution” shall not mean any distribution

i.	That is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary,

ii.	That is paid for a specified period of ten years or more,

iii.	That is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Treas. Reg. Sec. 1.401(a)(31)-1, Q&A11,

iv.	Effective January 1, 2002, for any distribution that is made upon hardship of the Employee, and (B) effective for the Plan Years commencing on January 1, 1999, January 1, 2000 and January 1, 2001, that is a hardship withdrawal (as defined in Code Section 401(k)(2)(B)(i)(IV)) consisting of elective deferrals under Code Section 401(k),

v.	To the extent such distribution is required under Code Section 401(a)(9), or

vi.	To the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

c.	A portion of a distribution shall not fail to be an “Eligible Rollover Distribution” merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, for distributions made on or after January 1, 2002 and before January 1, 2007, such portion may only be transferred directly to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan, as defined in Code Section 414(i), that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. For distributions made on or after January 1, 2007, the portion consisting of after-tax employee contributions may also be transferred directly to a qualified defined benefit retirement plan, as defined in Code Section 414(j), or an annuity plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. For distributions made on or after January 1, 2008, the portion consisting of after-tax employee contributions may also be transferred directly to a Roth IRA described in Code Section 408A, subject to any applicable eligibility restrictions imposed by law.

1.29 Employee.

a.	“Employee” means, except as provided below, any person who renders services to the Company or a Company Affiliate in the status of an “employee” as the term is defined in Code Section 3121(d). However, the term does not include any person provided by a temporary agency or any person whose services with the Company or Company Affiliate are performed pursuant to a contract or other document (including any designation on a hire form or personnel form) that purports to treat the individual as an independent contractor or consultant even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company or Company Affiliate.

b.	An Employee who, on or after August 1, 2001, is placed on salary continuation or consulting status with pay following active service as a full time Employee will not be considered an Employee during such salary continuation or consulting status.

c.	Except as provided in Section 1.39(b) (Hours of Service) and Section 1.38 (Highly Compensated Employee), “Employee” shall not include leased employees treated as Employees of the Company or a Company Affiliate pursuant to Code Sections 414(n) and 414(o).

1.30 Employer. “Employer” means the Company and any Company Affiliate that adopts the Plan as a whole or with respect to any one or more divisions in accordance with Section 14.5.

1.31 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.32 401(k) Contribution. “401(k) Contribution” of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(a).

1.33 Five Percent Owner. “Five Percent Owner” means any person who owns more than 5% of the Company or any Company Affiliate as defined in Code Section 416.

1.34 Forfeiture Break in Service. “Forfeiture Break in Service” means five consecutive one-year Breaks in Service.

1.35 Forfeiture. “Forfeiture” means the portion of a Participant’s Accounts which is not vested in accordance with Section 7.1 based on his Years of Vesting Service as of the date of his Separation from Service provided that no such Forfeiture shall be deemed to occur before the earlier of

a.	The date such Participant is deemed to receive a distribution of the entire value of his vested Accounts or

b.	The date such Participant incurs a Forfeiture Break in Service.

1.36 Former Participant. “Former Participant” means a former Active Participant who is not employed by the Company or any Company Affiliate but who retains a Plan Account.

1.37 Hardship.

a.	“Hardship” of a Participant as determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant, means any one or more of the following:

i.	Unreimbursed expenses for medical care described in Code Section 213(d) previously incurred by him, his Spouse, or his dependent (as described in Code Section 152) or necessary for him, his Spouse or his dependent to obtain medical care;

ii.	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for him;

iii.	Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or Participant’s Spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

iv.	Payments necessary to prevent his eviction from his principal residence or foreclosure on the mortgage of his principal residence;

v.	Payments of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section (d)(1)(B));

vi.	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

vii.	Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.

b.	A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred.

1.38 Highly Compensated Employee.

a.	Effective January 1, 1997, for any current Plan Year, a “Highly Compensated Employee” means any Employee who

i.	In the previous Plan Year had Statutory Compensation in excess of $80,000 (as adjusted), or

ii.	Was a Five Percent Owner at any time during the previous Plan Year or the current Plan Year, or

iii.	Is a former Employee who during the Plan Year in which he separated from the service or during any Plan Year ending on or after his fifty-fifth birthday, was a highly compensated employee, as defined in Code Section 414(q)(6) and the regulations thereunder.

b.	For purposes of this Section, “Statutory Compensation” shall include Compensation deferral amounts and other amounts required to be taken into account pursuant to Code Section 414(q)(4), and “Employee” shall include leased Employees treated as Employees of the Company and Company Affiliates pursuant to Code Section 414(n) or 414(o).

c.	Each Highly Compensated Employee is a member of the “Highly Compensated Group.”

d.	Effective January 1, 1997, all references to family aggregation are eliminated.

1.39 Hour of Service.

a.	“Hour of Service” of an Employee (including a Leased Employee) means the following:

i.	Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.

ii.	Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that

A.	No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period; and

B.	No such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

iii.	Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate; provided, however, no more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period.

b. i.	Solely for the purposes of Section 1.10 (Break in Service), an Hour of Service shall also include each hour in or attributable to a Plan Year during which the Employee performs no duties for the Company or a Company Affiliate (irrespective of whether he has had a Separation from Service) due to an absence from work

A.	By reason of pregnancy of the Employee,

B.	By reason of the birth of a child of the Employee,

C.	By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

D.	For purposes of caring for such child for a period beginning immediately following such birth or placement,

subject, however, to the provisions of paragraphs (ii), (iii) and (iv) below.

ii.	The hours described in paragraph (i) are

A.	The Hours of Service which otherwise would normally have been credited to the Employee but for such absence or

B.	In any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence,

provided, however, that the total number of hours treated as Hours of Service under paragraph (i) by reason of any such pregnancy or placement shall not exceed 501.

iii.	The hours described in paragraph (ii) shall be treated as Hours of Service under paragraph (i)

A.	Only in the Plan Year in which the absence from work for such reason or purpose begins if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because of the provisions of paragraphs (i) and (ii), or

B.	In any other case, in the immediately following Plan Year.

iv.	No credit for hours referred to in paragraphs (i), (ii) and (iii) shall be given unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish

A.	That the absence from work is for a reason or purpose referred to in paragraph (i), and

B.	The number of days for which there was such an absence.

c.	Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. §2530.200b-2(b). Each Hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. §2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.

d.	For any salaried Employee who is exempt for purposes of the Fair Labor Standards Act, Hours of Service shall be determined based on the frequency of such Employee’s payroll frequency. The following number of Hours of Service shall be credited based on the appropriate payroll frequency:

Units of time	Hours of Service
day	10 hours
week	45 hours
semi-monthly	95 hours
monthly	190 hours

1.40 HRC. “HRC” means the Human Resources Committee of the Board.

1.41 Inactive Participant. “Inactive Participant” means an individual who is no longer an Eligible Employee, as described in Section 2.2 but who retains a Plan Account.

1.42 Investment Committee. “Investment Committee” means the committee appointed by the Administrator to exercise the responsibilities set forth in Section 5.3.

1.43 Investment Fund. “Investment Fund” means one of the investment funds of the Trust Fund as provided in Article V.

1.44 Leased Employee. Effective January 1, 1997, “Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.45 [Reserved]

1.46 Match Entry Date. “Match Entry Date” means the date an Eligible Employee becomes eligible for a Matching Contribution.

1.47 Matching Contribution. “Matching Contribution” of a Participant means the amount contributed by his Employer to the Plan for him under Section 3.4.

1.47A Merged Plan. “Merged Plan” shall mean a plan that merged with and into the Plan.

1.48 Military Leave. Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee’s Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights.

1.49 Nonhighly Compensated Employee. “Nonhighly Compensated Employee” means for a Plan Year each Employee of the Company or a Company Affiliate who is not a Highly Compensated Employee as determined under Code Section 414(q). Each Nonhighly Compensated Employee is a member of the “Nonhighly Compensated Group.”

1.50 Normal Retirement. “Normal Retirement” of an Active Participant means his Separation from Service (except by death) on or after his Normal Retirement Date.

1.51 Normal Retirement Date. “Normal Retirement Date” means a Participant’s 65th birthday.

1.52 Participant. “Participant” means an Employee or former Employee who is participating or has participated in the Plan and who has one or more Accounts under the Plan. Participants are further differentiated as Active Participants, Inactive Participants and Former Participants.

1.53 Payday. “Payday” of a Participant means the regular and recurring established day for payment of Compensation to Employees in his classification or position.

1.54 Plan. “Plan” means Harrah’s Entertainment, Inc. Savings and Retirement Plan.

1.55 Plan Representative. “Plan Representative” means any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

1.56 Plan Year. “Plan Year” means the calendar year.

1.57 QDRO. “QDRO” means a qualified domestic relations order as defined in Code Section 414(p).

1.58 Qualified Matching Contribution. “Qualified Matching Contribution” means the additional Company contribution made, if any, to satisfy the requirements of Section 3.6(a) and Code Section 401(a)(4), as described in Treas. Reg. Sec. 1.401(m)-2(b)(1)(A).

1.59 Qualified Nonelective Contribution. “Qualified Nonelective Contribution” means the additional Company contribution made to satisfy the requirements of Section 3.5 and Code Section 401(a)(4), as described in Treas. Reg. Sec. 1.401(k)-2(b)(1)(A), or a special contribution made pursuant to Section 13.11.

1.60 Roth Catch-Up Contributions. “Roth Catch-Up Contributions” of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(d)(iii) A Roth Catch-Up Contribution is designated irrevocably by the Participant at the time of the election as a Roth Catch-Up Contribution that is being made in lieu of all or a portion of the Catch-Up Contribution the Participant is otherwise eligible to make under Section 3.3(b). The Roth Catch-Up Contribution shall be treated by the Employer as not excludible from the Participant’s gross income at the time the Participant would have received that amount in cash if the Participant had not made a Roth Catch-Up Contribution election. A Participant’s Roth Catch-Up Contributions shall be elective contributions, as defined in Treasury Regulation Section 1.401(k)-6, and shall be designated Roth contributions subject to Section 402A of the Code and Treasury Regulation Section 1.401(k)-1(f).

1.61 Roth Contributions. “Roth Contributions” of a Participant means an amount contributed by his Employer to the Plan for him under Section 3.3(d)(ii). A Roth Contribution is designated irrevocably by the Participant at the time of the election as a Roth Contribution that is being made in lieu of all or a portion of the 401(k) contribution the Participant is otherwise eligible to make under Section 3.3(a). The Roth Contribution shall be treated by the Employer as not excludible from the Participant’s gross income at the time the Participant would have received that amount in cash if the Participant had not made a Roth Contribution election. A Participant’s Roth Contributions shall be elective contributions, as defined in Treasury Regulation Section 1.401(k)-6, and shall be designated Roth contributions subject to Section 402A of the Code and Treasury Regulation Section 1.401(k)-1(f).

1.62 Roth Rollover Contribution. “Roth Rollover Contribution” means a contribution made pursuant to Section 4.2(a).

1.63 Rules of the Plan. “Rules of the Plan” means the rules adopted by the Administrator for the administration, interpretation or application of the Plan.

1.64 Separation from Service.

a.	“Separation from Service” means an Employee’s resignation from or discharge by the Company or a Company Affiliate, death, Normal Retirement or Disability Retirement but not his transfer of employment among the Company and Company Affiliates.

b.	A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from Service; provided, however, that

i.	Continuation upon a temporary layoff for lack of work for a period in excess of twelve months shall be considered a discharge effective as of the commencement of the twelfth month of such period, and

ii.	Failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or before expiration of a Military Leave shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, vacation, temporary layoff or Military Leave.

1.65 Spousal Consent. “Spousal Consent” to an election, designation or other action of a Participant means the written consent of the Spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse. In the case of consent to a Beneficiary designation, it also acknowledges that such designation cannot be changed without further Spousal Consent unless the Spousal Consent expressly permits such changes without the necessity of additional Spousal Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse who provided it.

1.66 Spouse; Surviving Spouse. “Spouse” or “Surviving Spouse” of a Participant means the spouse to whom he was married on the relevant date. However, to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

1.67 Statutory Compensation.

a.	“Statutory Compensation” of a Participant for any limitation year means his wages within the meaning of Code Section 3401(a) and all other payments of compensation to him by the Company or any Company Affiliate, described in Treasury Regulation Section 1.415(c)-2(d)(4), and including amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b).

b. i.	Except as otherwise provided below, in order to be taken into account for a limitation year, compensation described in subsection (a) must be actually paid or made available to the Participant (or, if earlier, be includible in the gross income of the Participant) within the limitation year. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b).

ii.	Except as otherwise provided below, in order to be taken into account for a limitation year, compensation described in subsection (a) must be paid or treated as paid to the Participant (in accordance with paragraph (i)) prior to the Participant’s severance from employment with the Company and the Company Affiliates (as defined in Treasury Regulation Section 1.415(a)-1(f)(5)).

c.

“Statutory Compensation” will be adjusted to include the amounts described in paragraphs (i) and (ii) below and paid after a Participant’s severance from employment, to the extent the amounts are paid by the later of 2 1/2 months after severance from employment, or by the end of the Plan Year that includes the date of such severance from employment if:

i.	the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and

ii.	the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company and the Company Affiliates.

d.	Any payment that is not described in subsections (c)(i) and (ii) is not considered compensation described in subsection (c) if paid after severance from employment with the Company and the Company Affiliates, even if it is paid within the time period described in Treasury Regulation Section 1.415(c)-2(e)(3)(i). Thus, “Statutory Compensation” does not include severance pay, or parachute payments within the meaning of Code Section 280G(b)(2), if they are paid after severance from employment with the Company and the Company Affiliates, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the severance from employment.

e.	As provided in Section 1.16(c), “Statutory Compensation” of a Participant in excess of $200,000 (adjusted for increases in the cost of living as described in Code Section 401(a)(17)) shall be disregarded in accordance with Treasury Regulation Section 1.415(c)-2(f).

f.	The definition of “Statutory Compensation” shall be applied in accordance with the requirements of Treasury Regulation Section 1.415(c)-2.

1.68 Trust Agreement. “Trust Agreement” means the agreement between the Company and the Trustee under which Trust Fund assets are held and invested.

1.69 Trust Fund. “Trust Fund” means the fund established under the Trust Agreement by contributions made by the Employers and Participants, pursuant to the Plan and from which any distributions under the Plan are to be made.

1.70 Trustee. “Trustee” means State Street Bank and Trust Company, and any successor trustee or trustees of the Trust Fund under the Trust Agreement.

1.71 Valuation Date. “Valuation Date” means each day the U.S. stock markets are open for business.

1.72 Year of Vesting Service. “Year of Vesting Service” means a Plan Year during which an Employee is credited with at least 1,000 Hours of Service, subject to the following rules:

a.	Plan Years following a Forfeiture Break in Service shall be disregarded for purposes of determining the Participant’s vested percentage of his Account prior to the Forfeiture Break in Service.

b.	In the case of a Participant who is not entitled to any vested percentage of his Account at the time he incurs a Forfeiture Break in Service, Plan Years prior to such Forfeiture Break in Service shall be disregarded in calculating the number of the Participant’s Years of Vesting Service for purposes of determining the vested percentage of his Matching Account, Prior Plan Account, and Discretionary Contribution Account after such Forfeiture Break in Service if the number of the Participant’s consecutive one year Breaks in Service equals or exceeds the number of the Participant’s Years of Vesting Service prior to the Forfeiture Break in Service.

c.	For purposes of determining an Employee’s Years of Vesting Service, a Leased Employee or contract employee of the Company or any Company Affiliate who is subsequently hired as an Employee will be credited with service from the date he was originally retained as a Leased Employee or contract employee, except to the extent such prior service occurred prior to the date the individual, had he been an Employee, would have had a Forfeiture Break in Service.

d.	Years of Vesting Service credited under any qualified plan that has merged into the Plan will be counted under the Plan to the extent this information is reasonably available to the Administrator.

e.	An Employee’s service with an Company Affiliate that occurred prior to the acquisition of such Company Affiliate by the Company or another Company Affiliate shall be counted under the Plan to the extent this information is reasonably available to the Administrator.

Article II – Eligibility

2.1 Requirements for Participation

a.

Except as provided in subsections (c) and (d), each Eligible Employee shall be eligible to participate in the Plan by making 401(k) Contributions, After Tax Contributions, and Roth Contributions as soon as practicable following the 90th day after his date of hire. Each Eligible Employee who is eligible to make 401(k) Contributions shall be eligible to make Catch-Up Contributions as provided in Section 3.3(b) and Roth Catch-Up Contributions as provided in Section 3.3(d).

b.	An Eligible Employee will become eligible for a Matching Contribution following the 90th day after his date of hire.

c.	Any Employee whose participation under Section 2.1(a) and/or 2.1(b) terminates may again begin participating as soon as practicable following his first subsequent Hour of Service as an Eligible Employee.

d.	A former Employee who was not an Eligible Employee on the date on which he first met all other eligibility requirements under Section 2.1(a) and/or 2.1(b) may begin participating as soon as practicable following his first subsequent Hour of Service as an Eligible Employee.

e.	Each Participant shall enroll in the Plan as described in the Rules of the Plan.

f.	Effective January 1, 2003, each Employee whose employment is subject to the terms of a collective bargaining agreement between Rio All Suites Hotel and Casino and Local Joint Executive Board of Las Vegas on behalf of The Culinary Workers Union, Local 226 and Bartenders’ Union, Local 165, dated March 13, 2001 (a “Rio Union Employee”), will make a one-time irrevocable election regarding his participation in this Plan and the Southern Nevada Culinary and Bartenders’ Pension Fund (the “Union Pension Fund”) with the following results. Each Rio Union Employee who elects to participate solely in this Plan and declines participation in the Union Pension Fund will be eligible to participate in this Plan for all purposes, including the Matching Contribution. Each Rio Union Employee who elects to participate solely in the Union Pension Fund and declines participation in this Plan will be ineligible to participate in this Plan for any purpose (other than as an Inactive Participant). Each Rio Union Employee who elects to participate in both the Union Pension Fund and this Plan will be eligible to contribute to this Plan but ineligible for any Matching Contribution.

2.2 Inactive Status

a.	An Active Participant who transferred directly to a different position or classification at the Company or a Company Affiliate and is no longer an Eligible Employee shall immediately cease to be an Active Participant and shall become an Inactive Participant.

b.	All provisions of the Plan shall otherwise continue to apply to an Inactive Participant except that he shall not make 401(k) Contributions, Roth Contributions, Roth Catch-Up Contributions, Catch-Up Contributions or After Tax Contributions, share in the Matching Contributions, Discretionary Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is an Inactive Participant.

c.	If an Inactive Participant is retransferred to a position or classification with an Employer as an Eligible Employee, he shall immediately become an Active Participant, may again make 401(k) Contributions, Catch-Up Contributions and After Tax Contributions, share in the Matching Contributions, Discretionary Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions and share in allocations under Section 3.8.

2.3 Former Participants

a.	An Active or Inactive Participant who ceases to be an Employee of the Company or a Company Affiliate shall immediately become a Former Participant.

b.	All provisions of the Plan shall otherwise continue to apply to a Former Participant except that he shall not make 401(k) Contributions, Roth Contributions, Roth Catch-Up Contributions, Catch-Up Contributions or After Tax Contributions, or be entitled to Matching Contributions, Discretionary Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is a Former Participant.

Article III – Contributions

3.1 Contributions in General

Contributions are to be made to the Trust by the Employers and may be made by the Participants as provided in the Plan. The Trustee shall have no duty to require any contributions to be made to it or to determine whether contributions delivered to it hereunder comply with the provisions of this Plan or any resolutions, rules, regulations or policies of the Company providing for such contributions.

3.2 Maximum Annual Contribution

Except for contributions described in Section 13.11 (Correction of Administrative Errors; Corrective Contributions), the Employers’ contribution for any Plan Year shall not exceed the maximum amount deductible by the Employers for any taxable year ending with or within such Plan Year under Code Section 404(a)(3)(A).

3.3 Participant Contributions

a.	401(k) Contributions.

i.	Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute a 401(k) Contribution by payroll reduction in an amount equal to a designated whole percentage of his Compensation within the minimum and maximum limits established by the Administrator from time to time and recorded on Appendix A. Additionally, the maximum amount of Compensation that may be designated as a 401(k) Contribution is subject to any combined limit on both 401(k) and After Tax Contributions set by the Administrator.

ii.	The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as a 401(k) Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants’ elections will automatically apply to increases or decreases in Compensation.

iii.	Except as permitted by Section 3.3(b) (Catch-Up Contributions) and Code Section 414(v), in no event shall the aggregate of such deferrals under this Section for any calendar year exceed the annual limit under Code Section 402(g) as adjusted by the Secretary of the Treasury for that calendar year.

iv.	The Administrator may authorize a suspension or reduction of 401(k) Contributions as it deems necessary to satisfy Section 3.5 (Limitation on 401(k) Contributions).

v.	This Section 3.3(a)(v) shall apply to: (A) each Employee who has his first Hour of Service as an Eligible Employee on or after April 1, 2008, and (B) each Eligible

Employee who is a former Employee who has his first Hour of Service after rehire on or after April 1, 2008. Subject to the Rules of the Plan, unless the Eligible Employee elects otherwise by the 105th day after his date of hire or rehire, as applicable, the Administrator shall treat the Eligible Employee as having elected to contribute a 401(k) Contribution by payroll reduction in an amount equal to 3% of his Compensation (the “Initial Automatic Enrollment”). In accordance with the Rules of the Plan, unless the Eligible Employee elects otherwise, on January 1 of the year following the anniversary of the Employee’s Initial Automatic Enrollment, the payroll deduction shall increase by 1% of the Eligible Employee’s Compensation, not to exceed 6%. Prior to an Eligible Employee’s Initial Automatic Enrollment and annually thereafter, the Administrator shall provide notices regarding the Eligible Employee’s 401(k) Contributions under this Section 3.3(a)(v) that comply with the requirements set forth in the Rules of the Plan. All 401(k) Contributions made under this Section 3.3(a)(v) are subject to any combined limit on both 401(k) and After Tax Contributions set by the Administrator. Except as elected by the Eligible Employee, no portion of the Eligible Employee’s 401(k) Contributions to be made pursuant to this Section 3.3(a)(v) shall be made as Roth Contributions, or Roth Catch-Up Contributions. Any Participant subject to this Section 3.3(a)(v) may increase, decrease, or completely discontinue his 401(k) Contributions consistent with Section 3.3(d). All 401(k) Contributions made under this Section 3.3(a)(v) are subject to Section 5.1 (Investment Options) and Section 5.2 (Default Investment Fund).

b.	Catch-Up Contributions.

i.	Eligibility. Each Participant who is eligible to make 401(k) Contributions under Section 3.3(a) of this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v) and the Rules of the Plan.

ii.	The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as a Catch-Up Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions.

iii.	Limitations. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 or the limitations in Appendix A of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.

c.	After Tax Contributions.

i.

Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute an After Tax Contribution by payroll reduction in an amount equal to a designated whole percentage of his

Compensation within the minimum and maximum limits established by the Administrator from time to time and recorded on Appendix A. Additionally, the maximum amount of Compensation that may be designated as either a 401(k) Contribution or an After Tax Contribution is subject to the limits set by the Administrator.

ii.	The Participant’s payroll reduction agreement shall be in any form acceptable to the Administrator (including internet, intranet, telephonic or other methods). The amount designated as an After Tax Contribution shall be deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday on which it is administratively feasible to commence such deductions. Participants’ elections will automatically apply to increases or decreases in Compensation.

iii.	The Administrator may authorize a suspension or reduction of After Tax Contributions as it deems necessary to satisfy Section 3.6 (Limitation on Matching and After Tax Contributions).

d.	Roth Contributions; Roth Catch-Up Contributions.

i.	Each Active Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to make Roth Contributions by payroll reduction in accordance with Section 3.3(d)(ii), and Roth Catch-Up Contributions in accordance with Section 3.3(d)(iii), in an amount equal to a designated whole percentage of his Compensation within minimum and maximum amounts established by the Administrator from time to time.

ii.	Designation of 401(k) Contributions. An Active Participant who elects to make 401(k) Contributions pursuant to Section 3.3(a) may designate that some or all of such 401(k) Contributions are Roth Contributions in accordance with Section 402A of the Code, Treasury Regulation Section 1.401(k)-1(f) and the Rules of the Plan. An Active Participant’s 401(k) Contributions that are designated as Roth Contributions shall be subject to the limitations of Section 3.3(a) and the Rules of the Plan.

iii.	Designation of Catch-Up Contributions. An Active Participant who elects to make Catch-Up Contributions pursuant to Section 3.3(b) may designate that some or all of such Catch-Up Contributions are Roth Catch-Up Contributions, in accordance with Section 402A of the Code, Treasury Regulation Section 1.401(k)-1(f) and the Rules of the Plan. An Active Participant’s Catch-Up Contributions that are designated as Roth Catch-Up Contributions shall be subject to the limitations of Section 3.3(b), Code Section 414(v), and the Rules of the Plan.

iv.

Application of Plan Provisions. Except as otherwise provided in the Plan, the provisions of the Plan applicable to 401(k) Contributions shall apply to Roth Contributions, and the provisions of the Plan applicable to Catch-Up Contributions shall apply to Roth Catch-Up Contributions, which provisions shall include, without limitation, the provisions of Sections 1.7, 3.3, 3.4, 3.5, 3.6, 3.8,

3.9, Article VIII (other than Section 8.5A) and Appendix A to the Plan. Except as otherwise provided in the Plan, references in the Plan to a Participant’s Accounts shall include such Participant’s Roth Account and Roth Rollover Account, if any.

e.	Commencement, Resumption or Change of Participant Contributions. As permitted under the Rules of the Plan:

i.	A Participant may increase, decrease or completely discontinue his 401(k) Contributions, Catch-Up Contributions and/or After Tax Contributions made pursuant to this Section in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

ii.	A Participant who has discontinued his 401(k) Contributions, Catch-Up Contributions and After Tax Contributions may recommence making them in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods).

iii.	Notwithstanding the foregoing, all 401(k) Contributions, Catch-Up Contributions and After Tax Contributions shall automatically cease as of the date on which the Participant ceases to be an Eligible Employee.

f.	Deposit in Trust. Each Participant’s 401(k) Contributions, Catch-Up Contributions and After Tax Contributions shall be transmitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employers’ assets after the end of each Payday but in no event more than 15 business days after the end of the month in which they were withheld.

g.	Allocation of Participant Contributions. In accordance with Article VI, each Participant’s 401(k) Contributions and Catch-Up Contributions shall be credited to his 401(k) Account (although Catch-Up Contributions may be allocated to a separate subaccount at the discretion of the Administrator), each Participant’s After Tax Contributions shall be credited to his After Tax Account, and each Participant’s Roth Contributions shall be credited to his Roth Account.

h.	Vesting of 401(k), After Tax and Roth Accounts. A Participant shall always be 100% vested in his 401(k) Account, After Tax Account, any separate Catch-Up Account, and Roth Account.

i.

Return of Excess Deferrals. If a Participant makes deferrals, as defined in Treasury Regulation Section 1.401(k)-6, to this Plan and any other cash or deferred arrangement for a calendar year that exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of such excess deferrals made under this Plan by the March 1 of the next calendar year. The amount of such excess deferrals (and any income thereon allocable thereto in accordance with Treasury Regulation Section 1.402(g)-1) shall be distributed to the Participant by the April 15 of the next calendar year. For the 2007 Plan Year, the excess deferral shall be adjusted for income or loss for the Plan Year for which the excess arose and for the period from the end of such Plan Year until distributed. For all subsequent Plan Years, excess deferrals shall be adjusted for income or loss through the last day of the Plan Year for which the excess arose. If a Participant has made excess deferrals to this Plan, the Participant shall be deemed to have given the notice referred to above, and the excess contributions (and any income thereon) shall be distributed to the Participant by such April 15. Any such distribution shall not be subject to any Spousal Consent, nor shall it be treated as a withdrawal or distribution subject to the provisions of Article VIII or XI. If such Participant made elective deferrals to this Plan for a calendar year as 401(k) Contributions and Roth Contributions, such Participant must identify the portion of the Roth Contributions to be treated as excess deferrals for purposes of this subsection.

3.4 Matching Contributions

a.	Amount

i.	Fixed Matching Contribution. The Employers shall contribute, on behalf of each Participant who satisfies Section 2.1(b) and makes 401(k) Contributions and/or After Tax Contributions during the Plan Year, an amount equal to 50% of the first 6% of Compensation contributed under Section 3.3 (Participant Contributions) either as 401(k) Contributions and/or After Tax Contributions.

ii.	Discretionary Matching Contribution. On behalf of each Participant who satisfies Section 2.1(b) and makes 401(k) Contributions and/or After Tax Contributions during a Plan Year and is employed by an Employer as an Eligible Employee on the last day of the Plan Year, the Employers may contribute to the Plan an amount to be determined at the discretion of the HRC.

b.	Allocation to Matching Account. All Matching Contributions will be credited to the Participant’s Matching Account in accordance with Article VI.

c.	Deposit in Trust.

i.	The fixed Matching Contributions described in Section 3.4(a)(i) will typically be transmitted to the Trustee in cash to be held in the Trust Fund as soon as practicable following the end of each month. However, all Matching Contributions will be transmitted to the Trustee to be held in the Trust Fund no later than the date upon which the Company’s federal income tax return is due (including extensions thereof) for its taxable year coinciding with the Plan Year in question.

ii.	If the Company makes a contribution after the end of the Plan Year for which the contribution is made

A.	The Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

B.	The Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

C.	The Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.

3.5 Limitation on 401(k) Contributions

Each Plan Year the Plan must satisfy the requirements of this Section and Section 3.6. The Administrator shall determine if these requirements are satisfied pursuant to Code Section 401(k), the regulations thereunder, and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated here by reference.

a.	Actual Deferral Percentage Test. For each Plan Year, the Deferral Percentage of the Highly Compensated Group shall be:

i.	Not more than 125 percent of, or

ii.	Not more than two percentage points higher than, and not more than twice,

the Deferral Percentage for such Plan Year of the Nonhighly Compensated Group for the current Plan Year (the “Current Year Testing Method”), or such other amount as may be required under Treas. Reg. Sec. 1.401(k)-2(a)(3)(ii).

Instead of applying the Current Year Testing Method, the Administrator may elect to apply the Deferral Percentage for the Nonhighly Compensated Group for the prior Plan Year (“Prior Year Testing Method”) as permitted under Treas. Reg. Sec. 1.401(k)-2(a)(2)(ii).

b.	Adjustments to Satisfy Nondiscrimination Requirements. In order to achieve the result described in subsection (a), the following actions shall be taken, as provided under Code Section 401(k), the regulations thereunder and the Rules of the Plan, in the order selected by the Administrator and to the extent necessary:

i.	The Administrator shall make the election provided in Section 1.16(b) (Compensation).

ii.	Amounts otherwise to be credited under Section 3.4 (Matching Contributions) to Matching Accounts for such Plan Year shall be credited instead to Qualified Accounts of the Participants in question. In the event that the Plan ever uses the Prior Year Testing Method, any Qualified Nonelective Contribution shall be contributed by the end of the relevant testing year.

iii.

To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(k)-2(b)(1)(A) (which are incorporated herein by this reference), the Company may make Qualified Nonelective Contribution to the Qualified Accounts of select Participants. In the event that the Plan ever uses the Prior Year Testing Method, any Qualified Nonelective Contribution shall be contributed by the end of the relevant testing year. To the extent permitted by Treas. Reg. Sec. 1.401(k)-2(a)(6)(iv), such Qualified Nonelective Contributions shall be allocated to

Participants in inverse order of Compensation received in the Plan Year in question (so the lowest compensated Participant receives the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.

iv.	Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Treas. Reg. Sec. 1.401(k)-6 (adjusted for income or loss for the Plan Year and, only for Plan Years beginning in 2006 and 2007, the period from the end of the Plan Year until distributed, computed in a consistent and reasonable manner in accordance with Section 5.1 (Investment Options) and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be distributed to the Highly Compensated Employees in question. Such distribution shall not be subject to any Spousal Consent requirements or treated as a withdrawal or distribution subject to Article VIII or XI. To the extent that any excess contribution is distributed pursuant to this subsection, any Matching Contribution relating to such excess contribution will be forfeited. If a Participant who was a Highly Compensated Employee for the Plan Year made elective deferrals for the Plan Year as 401(k) Contributions and Roth Contributions, such Participant may designate the portion of the 401(k) Contributions to be treated as excess contributions and the portion of Roth Contributions to be treated as excess contributions. If such Participant fails to make such designation, the portions of such Participant’s 401(k) Contributions and Roth Contributions to be treated as excess contributions shall be determined under the Rules of the Plan.

c.	Ordering Rule. The amount of any distributions under subsection (b) shall be determined after the maximum deferrals have been made under Section 3.3(a) (401(k) Contributions) and the distribution of such deferrals pursuant to Section 3.3(h) (Return of Excess Deferred Compensation).

3.6 Limitation on Matching and After Tax Contributions

Each Plan Year the Plan must satisfy the requirements of this Section and Section 3.5. The Administrator shall determine if these requirements are satisfied pursuant to Code Section 401(m), the regulations thereunder, and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated here by reference.

a.	Actual Contribution Percentage Test. For each Plan Year, the Contribution Percentage of the Highly Compensated Group, shall be:

i.	not more than 125 percent of, or

ii.	to the extent allowed under Treas. Reg. Sec. 1.401(m)-2(a)(3)(ii), not more than two percentage points higher than, and not more than twice,

the Contribution Percentage for such Plan Year of the Nonhighly Compensated Group for the current Plan Year (the “Current Year Testing Method”), or such other amount as may be required by Treas. Reg. Sec. 1.401(m)-(2)(a)(3)(ii).

Instead of applying the Current Year Testing Method, the Administrator may elect to apply the Contribution Percentage for the Nonhighly Compensated Group for the prior Plan Year (“Prior Year Testing Method”) as permitted under Treas. Reg. Sec. 1.401(m)-(2)(a)(2)(ii).

b.	Adjustments to Satisfy Nondiscrimination Requirements. In order to achieve the result described in subsection (a), as of the end of each Plan Year, the Administrator shall take or cause to be taken any of the following actions, in the order selected by the Administrator (but after application of Section 3.5) and to the extent necessary:

i.	The Administrator shall make the election provided in Section 1.16(b) (Compensation).

ii.	Allocations of 401(k) Contributions to 401(k) Accounts shall be taken into account for purposes of calculating the Contribution Percentage.

iii.	Allocations to Matching Accounts that are not vested will be forfeited.

iv.	To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(m)-2(b)(1)(A) (which are incorporated herein by this reference), the Company may make Qualified Matching Contribution to the Qualified Accounts of select Participants. In the event that the Plan ever uses the Prior Year Testing Method, any Qualified Matching Contribution shall be contributed by the end of the relevant testing year. To the extent permitted by Treas. Reg. Sec. 1.401(m)-2(a)(5), such Qualified Matching Contribution shall be allocated to Participants in inverse order of Compensation received in the Plan Year in question (so the lowest compensated Participant receives the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.

v.	Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Treas. Reg. Sec. 1.401(m)-5 (adjusted for income or loss for the Plan Year and, only for Plan Years beginning in 2006 and 2007, the period from the end of the Plan Year until distributed, computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be distributed to the Highly Compensated Employees in question. Amounts distributed under the foregoing shall be in conformity with Treas. Reg. Sec. 1.401(m)-2(b)(2), and shall not be subject to Spousal Consent requirements or treated as a withdrawal or distribution under Article VIII or XI.

3.7 [Reserved]

3.8 Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations

a.	Annual Addition Limitation. Except to the extent permitted under Section 3.3(b) (Catch-Up Contributions) of the Plan and Code Section 414(v), in any Plan Year (which shall be the Plan’s “limitation year” within the meaning of Treas. Reg. Sec. 1.415(j)-1), the Annual Addition of a Participant shall not exceed the lesser of

i.	$40,000 (as adjusted in accordance with Code Section 415(d)), or

ii.	100% of such Participant’s Statutory Compensation for such Plan Year.

b.	Adjustments. If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant’s Statutory Compensation, a reasonable error in determining the amount of a Participant’s elective deferrals or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, the Administrator shall, to the extent necessary to eliminate such excess (and in the following order):

i.	Refuse to accept all or any part of a Participant’s After Tax Contributions to be allocated to his After Tax Account in the limitation year that are ineligible for a Matching Contribution;

ii.	Refuse to accept any part or all of the Participant’s 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year that are ineligible for a Matching Contribution;

iii.	Refuse to accept any part or all of the Participant’s After Tax Contributions to be allocated to his After Tax Account in the Limitation Year that are eligible for a Matching Contribution and reduce the corresponding Matching Contribution;

iv.	Refuse to accept any part or all of the Participant’s 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year that are eligible for a Matching Contribution and reduce the corresponding Matching Contribution;

v.	Reduce his allocation of Employer contributions for such Plan Year to his Qualified Account; and/or

vi.	Reduce his allocation of Discretionary Contributions for such Plan Year to his Discretionary Contribution Account.

c.

Treatment of Excessive Allocations. Effective for limitation years beginning on and before January 1, 2007, excess amounts attributable to Employer contributions will be held in a suspense account and recontributed for the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a) or otherwise held in suspense hereunder and applied to the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a). The balance, if any, of such reduction shall be allocated to the Matching Accounts of persons who are Active Participants at the end of the Plan Year in proportion to their Compensation received while Active Participants in such Plan Year. If any Participant’s Annual Addition would, due to such special allocation, exceed the limit of subsection (a), the excess shall be reallocated by a second special allocation, and so on as necessary to allocate such amounts within the limits of subsection (a). Any amounts which cannot be so allocated because of the limitations of subsection (a), shall be held in suspense and shall be allocated and reallocated in succeeding Plan Years, in the order of time, prior to the allocation of any Employee contributions.

Notwithstanding the foregoing paragraph, effective for the limitation year beginning on January 1, 2008, if a Participant’s Annual Additions exceeds the applicable limit, the excess will be corrected in accordance with Revenue Procedure 2006-27, and effective for limitation years beginning on or after January 1, 2009, if a Participant’s Annual Addition exceeds the applicable limit, the excess will be corrected in accordance with Revenue Procedure 2008-50, or any superseding guidance.

d.	Excessive Allocations Upon Plan Termination. In the event the Plan is terminated while excess amounts are then held in suspense under subsection (c), such excess amounts shall be allocated and reallocated as provided in subsection (c), as of the day before the date of the termination as if such day were the last day of such Plan Year. Any amounts which cannot then be so allocated because of the limits of subsection (a) shall revert to the Company.

3.9 Reemployment Rights after Qualified Military Service

a.	Solely for purposes of this Section, the following definitions shall apply:

i.	“Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

ii.	“Compensation” means

A.	Compensation the Employee would have received during his period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during his period of Qualified Military Service, or

B.	If the Compensation the Employee would have received during his period of Qualified Military Service was not reasonably certain, the Employee’s average Compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if the Employee had fewer than 12 months of employment, during the period of employment immediately preceding the Qualified Military Service).

b.

A Participant who leaves the Employer as a result of Qualified Military Service and returns to employment with the Employer may elect during the period described in subsection (c) to make additional 401(k) Contributions, Catch-Up Contributions, and

After Tax Contributions under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

c.	The period determined under this subsection shall be the period which begins on the date of the Employee’s reemployment with the Employer after his Qualified Military Service that extends until the lesser of either

i.	the product of 3 and the period of Qualified Military Service, or

ii.	5 years.

d.	The amount described in this subsection is the maximum amount of 401(k) Contributions, Catch-Up Contributions, and After Tax Contributions that the Participant would have been permitted to make in accordance with the limitations described in subsection (f)(i) during the Participant’s period of Qualified Military Service if the Participant had continued to be employed by the Company during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant’s period of Qualified Military Service.

e. i.	If the Participant elects to make 401(k) Contributions and/or After Tax Contributions under subsection (b), the Company shall make a Matching Contribution to his Matching Account with respect to such deferrals as would have been required under the Plan had such deferrals or contributions actually been made during the period of such Qualified Military Service.

ii.	The Company shall make a Discretionary Matching Contribution and a Discretionary Contribution as would have been required under the Plan during the period of such Qualified Military Service.

f.	If any deferral or contribution is made by a Participant or the Employer pursuant to this Section,

i.	Such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral is made,

ii.	Such deferral or contribution shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,

iii.	The Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(m), 410(b) or 416 by reason of the making of (or the right to make) such deferral or contribution.

g.	The Employer shall not credit earnings on any deferral or contribution made under this Section before such deferral or contribution is actually made.

h.	A Participant reemployed under subsection (b) shall be treated as not incurring a Break in Service by reason of his period of Qualified Military Service.

Article IV – Rollovers and Transfers

4.1 Rollovers and Transfers

a.	An Eligible Employee may make a Rollover Contribution to his Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan. Notwithstanding anything in the Plan to the contrary, the Administrator on behalf of a participant in a terminated qualified retirement plan maintained by the Company or a Company Affiliate who cannot be located after reasonably diligent search (“Special Rollover Participant”), may accept a Rollover Contribution if it meets the requirements of this Section and is in accordance with the Rules of the Plan. The Administrator may require the Eligible Employee and/or Special Rollover Participant to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

b.	To meet the requirements of this Section, such contribution must be one of the following:

i.	An Eligible Rollover Distribution from

A.	A qualified trust meeting the requirements of Code Section 402(c)(8)(A),

B.	An employee annuity plan meeting the requirements of Code Section 403(a)(1),

C.	Effective April 1, 2003, an annuity contract (described in Code Section 403(b)), or

D.	Effective April 1, 2003, an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state);

ii.	A tax-free rollover distribution from an individual retirement account or an individual retirement annuity which in turn consisted entirely of an Eligible Rollover Distribution paid from

A.	A qualified trust under Code Section 402(c)(8)(A),

B.	An annuity plan under Code Section 403(a),

C.	An annuity contract (described in Code Section 403(b)), or

D.

An eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state), together with any investment earnings, and which otherwise meets the requirements of Code Section 408(d)(3); or

iii.	A direct rollover from an Eligible Retirement Plan that, if paid to an Eligible Employee instead of the Plan, would have constituted an Eligible Rollover Distribution.

c.	To meet the requirements of this Section, such contribution must

i.	Be made within 60 days following the day on which the Eligible Employee received the distribution from an Eligible Retirement Plan, except as permitted by the Secretary of Treasury,

ii.	Constitute an Eligible Rollover Distribution (but until January 1, 2007, exclude any after-tax contributions which are not includible in gross income),

iii.	Consist entirely of cash and exclude any other type of property; and

iv.	Until March 31, 2003, no portion of which consists of after-tax employee contributions which are not includible in gross income.

d.	Any amount contributed or transferred pursuant to Article IV shall be credited to a Rollover Account on behalf of the Eligible Employee or Special Rollover Participant. If required by law, all or a portion of such contribution or transfer will be accounted for separately.

e.	The Administrator may, in its discretion, permit the Plan to accept a direct transfer from a qualified trust (described in Code Section 401(a)) of an Eligible Employee’s benefits under such trust. Benefits transferred on behalf of an Eligible Employee to the Plan under this Section shall be credited to the Eligible Employee’s transfer account or such other Accounts as are designated by the Administrator. The Administrator shall not accept any plan-to-plan transfer under this Section if such transfer would require the Plan to provide optional forms of benefit not otherwise provided by the Plan as required by Code Section 411(d)(6).

f.	If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Eligible Employee or Special Rollover Participant.

g.	An Eligible Employee or Special Rollover Participant who makes a contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the valuation, investment and distribution of Accounts. However such Eligible Employee or Special Rollover Participant shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions, Catch-Up Contributions or After Tax Contributions or to receive an allocation of any Matching Contributions, Discretionary Matching Contributions or Discretionary Contributions.

h.	The Administrator may, in its discretion, accept in connection with a Rollover Contribution, a promissory note from (1) qualified trust under Code Section 401(a), (2) an annuity plan under Code Section 403(a), (3) an annuity contract (described in Code Section 403(b)) or (4) an eligible deferred compensation plan (described in Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subsidiary of a state) in which the Eligible Employee was an employee at the time contributions were made on his behalf under such arrangement, together with any investment earnings, and which otherwise meets the requirements of Code Section 408(d)(3); provided that the loan satisfies the requirements of Code Section 72(p) and ERISA Section 408 and the Rules of the Plan.

4.2 Roth Rollover Contributions

a.	Roth Rollover Contributions. As provided in the Rules of the Plan, an Eligible Employee may make a contribution to his Roth Rollover Account if it is a direct rollover from another “designated Roth account,” as defined in Section 402A of the Code and Treasury Regulation Section 1.401(k)-6, under an applicable retirement plan, described in Code Section 402A(e)(1), and only to the extent the direct rollover is an eligible rollover distribution, within the meaning of Section 401(a)(31) of the Code.

b.	Conditions to Roth Rollover Contributions. To meet the requirements of Section 4.2(a), such contribution must

i.	constitute an eligible rollover distribution, as defined in Section 402(f)(2)(A) of the Code, and

ii.	consist entirely of cash and exclude any other type of property.

c.	If the Administrator accepts a contribution pursuant to Section 4.2(a) and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Eligible Employee.

d.	An Eligible Employee who makes a contribution to his Roth Rollover Account pursuant to Section 4.2(a) prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the valuation, investment and distribution of Accounts. However, such Eligible Employee shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions, Catch-Up Contributions, After Tax Contributions, Roth Contributions or Roth Catch-Up Contributions or to receive an allocation of any Matching Contributions, Discretionary Matching Contributions, or Discretionary Contributions.

e.	Vesting of Roth Rollover Accounts. A Participant shall be 100% vested in his Roth Rollover Account at all times.

Article V – Investment of Accounts

5.1 Investment Options

a.	Investment Direction. As permitted under the Rules of the Plan, a Participant and a Beneficiary of a deceased Participant may elect to have his Accounts held and invested under any of the Investment Funds or to change any prior investment election.

b.	Investment Elections. Any investment election under subsection (a) shall remain in effect until revoked or modified by the Participant or Beneficiary. If Accounts are invested in more than one Investment Fund, changes in proportions due to investment results shall not require any automatic transfer of values between Investment Funds.

c.	Available Investment Funds. The Investment Funds otherwise selected by the Investment Committee and offered under the Plan may be changed from time to time without the necessity of amending this Plan. The Administrator may set a maximum percentage of the total election that a Participant or Beneficiary may direct into any specific Investment Fund.

d.	Manner of Making Investment Elections. The Administrator will establish the manner (writing, internet, intranet, telephonic, electronic or other methods) and advance notice required for making investment elections under this Section 5.1.

e.	Timing. Purchases and sales of assets in the Investment Funds as required under this Section shall be made within a reasonable time after the applicable investment election is made, and Accounts shall be adjusted to reflect amounts actually realized or paid in such transactions.

f.	ERISA Section 404(c). The Plan is a plan which is described in ERISA Section 404(c) under which each Participant or Beneficiary shall exercise control over the assets in his Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in his Accounts are invested. To the extent provided under ERISA and the related regulations, the Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his exercise of control, and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant’s or Beneficiary’s affirmative election or failure to make an election.

5.2 Default Investment Fund

If a Participant or Beneficiary fails or declines to make an effective investment election, the Participant’s or Beneficiary’s Accounts shall be held in one or more default Investment Funds as selected by the Investment Committee.

5.3 Investment Committee

a.	The Investment Committee

i.	Has the responsibility and authority to evaluate, select and remove the Investment Funds;

ii.	Has the authority to appoint and remove an investment manager (within the meaning of Section 3(38) of ERISA);

iii.	Is entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company;

iv.	Has the authority to retain and dismiss investment advisors and other consultants;

v.	May exercise its authority with respect to other powers granted under the Plan or the Trust Agreement;

vi.	May delegate its authority and responsibilities as permitted by law; and

vii.	May otherwise deal with the Trustee with respect to the Trust Fund.

b.	Members of the Investment Committee will serve without compensation. However, reasonable expenses of the Investment Committee may be paid by the Plan to the extent they are not paid by the Company.

c.	Any action by the Investment Committee will be authorized by a majority vote of members of the Committee present at a Committee meeting (provided a quorum is present at the commencement of the meeting) or by a writing signed by a majority of the Committee members.

Article VI – Valuation of the Trust Fund and Accounts

6.1 Individual Participant Accounting

The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds. At any point in time, the Account value shall be determined using the most recent Valuation Date values provided by the Trustee.

6.2 Payment of Fees and Expenses

Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance are paid by the Company, such fees and expenses shall be paid as set forth below. The Company may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in impermissible discrimination.

a.	Account Maintenance. Account maintenance fees and expenses may include, but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees may be charged at the Investment Fund level in the manner described in (c) below or charged to Participants on a per Participant basis provided that no fee shall reduce a Participant’s Account balance below zero.

b.	Transaction. Transaction fees and expenses may include, but are not limited to, withdrawal, distribution and loan fees. Transaction fees shall be charged to the Participant’s Account involved in the transaction provided that no fee shall reduce a Participant’s Account balance below zero. No fees are assessed on Investment Fund election changes by a Participant or Beneficiary.

c.	Investment Fund Management and Maintenance. Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

6.3 Participant Statements

The Administrator shall provide Participants with electronic access to or written statements of their Accounts at least quarterly.

6.4 Accounts for QDRO Beneficiaries

A separate Account shall be established for an alternate payee entitled to any portion of a Participant’s Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

a.	Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant’s Account payable to an alternate payee may be distributed, in a form as permissible under Article XI, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

b.	Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he were a Participant.

6.5 Determination of Values

As of each Valuation Date, the Administrator shall determine the fair market value of each asset in each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan Year shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

6.6 Allocation of Value

As of each Valuation Date, the Trustee shall allocate the gains or losses of each Investment Fund since the last preceding Valuation Date to Participant’s Accounts in the same proportion that the value of the Participant’s Accounts invested in the Investment Fund in question bears to the total value of all Participants’ Accounts invested in the Investment Fund. Such determinations shall be made without taking into account deferrals of or contributions from Compensation or Employer contributions attributable to the last Valuation Date or allocations of forfeitures for the Plan Year; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 3.8(c).

6.7 Applicability of Account Values

The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto and less any amounts withdrawn, distributed or transferred to suspense, shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

Article VII – Vesting

7.1 Vesting of Accounts

a.	401(k), After Tax, Rollover, Qualified and Money Purchase Accounts. Each Participant shall be 100% vested in his 401(k), Roth, After Tax, Rollover, Roth Rollover, Qualified, Money Purchase and Prior ESOP Accounts at all times.

b.	Matching and Prior Plan Accounts. Except as provided in Sections 7.1(c), 7.1(e), and Appendix D (Vesting Provisions for Former Participants in Certain Merged Plans), the vested portion of a Participant’s Matching, Prior Plan, and Discretionary Contribution Accounts shall be the percentage of such Account shown on the following table:

i.	Years of Vesting Service	Vested Percentage
	less than 1	0%
	1	20%
	2	40%
	3	60%
	4	80%
	5 or more	100%

ii.	If the Participant who is not fully vested in his Matching Account, Prior Plan Account, and Discretionary Contribution Account, if any, has made an in-service withdrawal from his Matching, Prior Plan and/or Discretionary Contribution Accounts, the vested amount of such Accounts shall be the excess of

A.	The product of

I.	His vested percentage as calculated under subsection (b)(i), and

II.	The sum of the balance of his Matching Account, Prior Plan, and/or Discretionary Contribution Account (as applicable) and the amount of the withdrawal over

B.	The amount of the withdrawal.

c.	Notwithstanding the above, the interest of a Participant in his Matching, Prior Plan, and Discretionary Contribution Accounts shall become fully vested upon the earliest to occur of his:

i.	Death while an Employee,

ii.	Effective January 1, 2007, death while performing Qualified Military Service as defined in Section 3.9(a)(i),

iii.	Normal Retirement Date, or

iv.	Disability Retirement Date.

d.	Amendment of Vesting Schedule. Upon any amendment of the vesting schedule, a Participant with at least three Years of Vesting Service may elect to have his vested interest calculated pursuant to the vesting schedule which would have been in effect but for the amendment. However, no election shall be provided for any Participant whose nonforfeitable percentage under the Plan as amended at anytime cannot be less than such percentage determined without regard to such amendment.

e.	Vesting Provisions for Former Participants in Certain Merged Plans. Appendix D contains additional provisions related to vesting for Participants who were participants in certain plans that were merged into the Plan.

7.2 Forfeitures

a.	If a Participant has a Separation from Service due to resignation or discharge, the portion of his Matching, Prior Plan, and Discretionary Contribution Accounts which is not vested shall be forfeited upon the earlier of (i) the date he receives his distribution from the Plan under Article XI or (ii) the date on which he has a Forfeiture Break in Service.

b.	If a Participant has a Separation from Service prior to becoming vested in any portion of his Matching, Prior Plan, and Discretionary Contribution Accounts, a distribution shall be deemed to have occurred upon such Separation from Service for purposes of subsection (a).

c.	Until they are applied under Section 7.4, Forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 3.8 (Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations).

d.	If the Participant is subsequently reemployed before he has a Forfeiture Break in Service, the Participant’s vested portion of these Accounts at any time shall equal P[AB+(R x D)] - (R x D). For purposes of applying the formula: P is the vested percentage of the relevant time; AB is the combined balance of the Matching, Prior Plan, and Discretionary Contribution Accounts at the relevant time; D is the amount of any distribution made to the Participant from the Matching, Prior Plan, and Discretionary Contribution Accounts; and R is the ratio of the balance of such Accounts at the relevant time to the balance of such Accounts after any such distribution.

7.3 Restoration of Forfeitures

If a Participant whose Matching, Prior Plan, and Discretionary Contribution Accounts are not then fully vested

a.	Has a Separation from Service,

b.	Suffers a forfeiture of the portion of such Accounts which is not vested,

c.	Again becomes an Employee before he has a Forfeiture Break in Service, and

d.	Repays to the Plan the full amount, if any, distributed to him from his Accounts before the end of a Forfeiture Break in Service commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amounts forfeited by such Participant shall be restored, without adjustment for investment earnings or losses, to his Matching, Prior Plan, and Discretionary Contribution Accounts as of the end of the Plan Year in which he is rehired. The restored amounts will be funded by applying Forfeitures pending reallocation and, to the extent required, Employer contributions, in that order.

7.4 Use of Forfeitures

Forfeitures shall first be used to the extent necessary to restore the Matching, Prior Plan and Discretionary Contribution Accounts of rehired Participants (as provided in Section 7.3). Any remaining Forfeitures may be included in, reduce and be considered part of the Company’s Matching Contribution for the Plan Year, part of any Discretionary Contribution for such Plan Year, part of any other Company special contribution for such Plan Year necessary to make any type of corrections described in Section 13.11 (Correction of Administrative Errors; Special Contributions), and/or to pay administrative expenses as determined in the Administrator’s sole discretion.

7.5 Change in Control

The following provisions shall govern in the event that an Employer or division, or any part of the assets of an Employer, is acquired by, or merged into, a nonaffiliated company, or in the event a nonaffiliated company acquires substantially all the outstanding stock of an Employer:

a.	The amounts credited to the Accounts of the Employees who are involved in such acquisition or merger shall become 100 percent vested whether or not this Plan is continued or assumed and whether or not the successor company has or establishes a comparable plan. An Employee of an Employer (other than an Employee of the Company) or division of an Employer shall be deemed “involved” if his employment is terminated by reason of the acquisition or merger or transferred (from the controlled group consisting of the Company and all Company Affiliates) by reason of the acquisition or merger. Employees of the Company shall be deemed “involved” if their employment is terminated by reason of the acquisition or merger or if they continue in the employment of the Company after control of it changes hands.

b.	Subject to subsection (a), if the nonaffiliated successor company agrees to establish, or shall have, a plan substantially comparable to this Plan (as determined by the HRC), then the Plan assets allocable to the Employees involved in the acquisition or merger may be transferred to the plan so established by the successor company subject, however, to the receipt of a favorable determination letter from the Internal Revenue Service or opinion of counsel of the successor company satisfactory to the Administrator that such successor plan is a tax-exempt plan and trust under the applicable provisions of the Code.

c.	Subject to subsection (a), if a nonaffiliated successor company acquires substantially all of the stock or assets of the Company by merger or acquisition or otherwise, then such successor company may assume this Plan as the sponsoring company.

d.	If a Company Affiliate or other entity that owns 50 percent or more of the Company’s outstanding common stock acquires the Company or substantially all of its assets or stock, then the affiliated company may assume the Plan and the Plan shall then continue in effect without interruption and without an acceleration in vesting.

e.	For a corporate transaction that does not constitute a merger or acquisition, the Company shall determine, in its sole and absolute discretion, whether a change in control has occurred and whether the provisions of this Section shall apply with respect to affected Employees.

Article VIII – In-Service Withdrawals

8.1 In-Service Withdrawal Approval

A Participant must apply for an in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Administrator is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Article and granting such request. All in-service withdrawals are subject to the Rules of the Plan.

8.2 Payment Form and Medium

The form of payment for an in-service withdrawal shall be a cash lump sum. However, if all or any portion of an in-service withdrawal represents an Eligible Rollover Distribution, a Participant may elect a Direct Rollover.

8.3 Source and Timing of In-Service Withdrawal Funding

a.

An in-service withdrawal to a Participant shall be made solely from the assets of his own Accounts and will be based on the Account values as of the Valuation Date the in-service withdrawal is processed. Within each Account used for funding an in-service withdrawal, amounts shall be taken by type of investment in direct proportion to the market value of the Participant’s interest in each Investment Fund as of the Valuation Date on which the in-service withdrawal is processed. Notwithstanding anything in the Plan to the contrary, no Participant may make a withdrawal from his 401(k) and Qualified Account until he attains age 59 1/2 or he has a financial hardship (as provided in Section 8.5).

b.	In-service withdrawals will be funded on the date following the Valuation Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

8.4 Spousal Consent

No Participant, other than a Participant with an Account subject to Appendix B, must obtain Spousal Consent to obtain an in-service withdrawal from the Plan.

8.5 Hardship Withdrawals

An Active or Inactive Participant may take an in-service withdrawal on account of Hardship (as defined in Section 1.37), subject to the following:

a.	After a Participant has exhausted all In-Service Withdrawals available to him under Section 8.6 and 8.9(c), a Hardship withdrawal is available from the following Participant Accounts: (i) the vested Matching Account; (ii) the vested Discretionary Contribution Account; (iii) the 401(k) Account (excluding post-1988 investment earnings), and (iv) the vested Prior Plan Account.

b.	A financial need of the Participant exists in a manner determined by the Administrator or its delegate as follows (which the Administrator or its delegate may rely upon unless the Administrator or its delegate have actual knowledge to the contrary):

i.	The withdrawal is required to meet an immediate and heavy financial need, the amount of the withdrawal is necessary to meet this need, and the requested amount does not exceed the amount necessary (including taxes) to relieve the need.

ii.	The Participant has obtained all other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employers (including this Plan) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need; and

iii.	The need cannot reasonably be satisfied by any of the following:

A.	Through reimbursement or compensation by insurance or otherwise;

B.	By liquidation of the Participant’s assets or those of his spouse or minor children (which are reasonably available to the Participant) without creating an additional and heavy financial need;

C.	By stopping 401(k) Contributions, Catch-Up Contributions or After Tax Contributions under the Plan.

For purposes of this subparagraph (iii), a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

c.	The Hardship withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

d.	Any other conditions prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need.

Section 8.5A Special Hardship Withdrawals for Affected Participants

An Active or Inactive Participant who is an Affected Participant (as defined in subsection (e)) may take an in-service withdrawal on account of a Special Hardship (as defined in subsection (c)) in accordance with the rules established by the Administrator and subject to the following:

a.	Subject to subsection (b), a Special Hardship withdrawal shall be available to an Affected Participant from the following Accounts: (i) the Rollover Account, (ii) the After-Tax Account, (iii) the vested Matching Account, (iv) the vested Discretionary Contribution Account, (v) the 401(k) Account (excluding post-1988 investment earnings) and (vi) the vested Prior Plan Account.

b.	An Affected Participant’s aggregate Special Hardship withdrawals shall not exceed the lesser of:

i.	the total amount of his Rollover Account, After-Tax Account, 401(k) Account (excluding post-1988 earnings), vested Matching Account, vested Discretionary Contribution Account and vested Prior Plan Account reduced by the unpaid amount due on his outstanding loan(s) under the Plan, and

ii.	the amount which is necessary to satisfy the Special Hardship, including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the Special Hardship withdrawal.

c.	An Affected Participant will have a “Special Hardship” if the Vice President of Benefits of Harrah’s Entertainment, Inc. determines, in his sole discretion, that the Affected Participant has an immediate and heavy financial need as a result of the damage and disruption caused by Hurricane Katrina and such need may not be relieved from other resources that are reasonably available to the Affected Participant. To the extent that the Vice President of Benefits of Harrah’s Entertainment, Inc. does not have any actual knowledge to the contrary, he can rely upon the Affected Participant’s representation that the need cannot reasonably be relieved:

i.	Through reimbursement or compensation by insurance or otherwise;

ii.	By liquidation of his assets, including those of his spouse and minor children that are reasonably available to him;

iii.	By stopping 401(k) Contributions (including Catch-Up Contributions) and After Tax Contributions under the Plan;

iv.	By taking other currently available distributions or nontaxable loans from any plan; or

v.	By borrowing a sufficient amount from commercial sources on reasonable commercial terms.

d.	This Special Hardship withdrawal is provided in addition to other withdrawals and loans available under the Plan.

e.	For purposes of this Section, an “Affected Participant” shall mean a Participant who was employed at the Harrah’s New Orleans casino on August 29, 2005 and who remains an Employee on and after his Special Hardship withdrawal request.

8.6 In-Service Withdrawals Not on Account of Hardship

Withdrawals are permitted as follows from each Plan Account:

a.	Rollover Account. An Active or Inactive Participant may withdraw all or a portion of his Rollover Account at any time. A Special Rollover Participant may withdraw no less than all of his Rollover Account at any time.

b.	After Tax Account. An Active or Inactive Participant may withdraw all or a portion of his After Tax Account at any time. Any withdrawal of After Tax Contributions must include a pro-rata share of investment earnings. Any such withdrawal of matched After Tax Contributions will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

c.	Prior ESOP Account. An Active or Inactive Participant may withdraw all or a portion of his Prior ESOP Account at any time. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

d.	Matching Account.

i.

An Active or Inactive Participant who has not attained age 59 1/2 may withdraw all or a portion of his vested Matching Account at any time provided that either the Participant has participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

ii.

An Active or Inactive Participant who has attained age 59 1/2 may withdraw all or a portion of his vested Matching Account at any time. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

e.

Discretionary Contribution Account. An Active or Inactive Participant may withdraw all or a portion of his vested Discretionary Contribution Account at any time provided that either the Participant has (1) attained age 59 1/2, or (2) participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

f.

401(k) Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his 401(k) Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

g.

Qualified Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his Qualified Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

h.

Prior Plan Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his vested Prior Plan Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

i.	Money Purchase Account. Money Purchase Accounts are not available for in-service withdrawals by any Active or Inactive Participant.

8.7 Jazz Plan Withdrawals

Notwithstanding the withdrawal rules stated above, any former participant in the Savings and Retirement Plan of Jazz Casino Company, LLC (“Jazz Plan”) who had an account balance in the Jazz Plan on April 7, 2003, became a Participant in the Plan on April 7, 2003, and who takes a withdrawal under paragraphs 8.6(f), (g) or (h) above shall not be subject to any suspension of Matching Contributions.

8.8 Matching Account Withdrawal

An Active or Inactive Participant may withdraw all or a portion of his vested Matching Account at any time provided that either the Participant has participated in the Plan for at least 5 years or that the amounts to be withdrawn have been held in the Plan for at least 2 years.

8.9 In-Service Withdrawals from Roth Accounts and Roth Rollover Accounts

a.	Notwithstanding anything in the Plan to the contrary, no Participant may make a withdrawal from his Roth Account until he attains age 59 1/2 or he has a Hardship (as provided in Section 8.5).

b.	After a Participant has exhausted all In-Service Withdrawals available to him under Section 8.6 (and Section 8.9(c)), a Hardship withdrawal is available from his Roth Account (excluding investment earnings). Such Participant must satisfy the conditions under Section 8.5 in order to receive such Hardship withdrawal. The Hardship withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) Contributions, After Tax Contributions and Roth Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

c.	In-Service Withdrawals Not on Account of Hardship.

i.

Roth Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his Roth Account at any time. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) Contributions, After Tax Contributions and Roth Contributions made for the next six months, beginning with the first day of the first pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

ii.	Roth Rollover Account. An Active or Inactive Participant may withdraw all or a portion of his Roth Rollover Account at any time.

Article IX – Loans

9.1 Participant Loans Permitted

Loans to Participants are permitted pursuant to the terms and conditions set forth in this Article, the Rules of the Plan and the loan policy established by the Administrator. At the discretion of the Administrator, Participants may be charged a reasonable administrative fee in connection with obtaining and/or maintaining a Plan loan.

9.2 Loan Application, Note and Security

A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant’s Account from which the loan is made, and the Plan shall have a lien on this portion of his Account.

9.3 Loan Approval

The Administrator is responsible for determining that a loan request conforms to the requirements described in this Article and granting such request.

9.4 Spousal Consent

No Participant, other than a Participant with an Account subject to Appendix B, must obtain Spousal Consent to obtain a loan from the Plan.

9.5 Legal Maximum Limit

The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of the vested balance of his Accounts, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant’s highest outstanding loan balance during the 12 month period ending on the day before the date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Company Affiliates shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

Article X – Employment after Normal Retirement Date

10.1 Continuation of Employment

a.	A Participant may, subject to subsection (b) and Section 15.3 (Limitation on Rights of Employees), remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.

b.	Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended and applicable state law.

10.2 Continuation of Participation

A Participant retained in the employ of the Employer after his Normal Retirement Date shall continue as an Active Participant of the Plan.

Article XI – Distributions

11.1 Rights Upon Normal or Disability Retirement or Separation from Service

Upon a Participant’s Normal, Early or Disability Retirement or Separation from Service, he shall be entitled to receive the vested amount credited to his Accounts in accordance with Sections 11.2 and 11.11. A Participant’s 401(k) and Qualified Accounts shall be distributed on account of the Participant’s severance from employment, subject to the other provisions of the Plan regarding distributions, other than provisions that require a Separation from the Service before such amounts may be distributed.

11.2 Distribution of Accounts

Except as provided in Appendix B, distribution of the vested Accounts of a Participant or a Beneficiary of a deceased Participant shall be made in cash in one of the following forms as elected by the Participant or Beneficiary:

a.	A single lump sum,

b.	In cash installments paid over the lesser of (I) a period not to exceed 15 years or (II) the Participant’s life expectancy as determined in accordance with Code Section 401(a)(9) and the regulations thereunder. At any time, a Participant or Beneficiary may elect to discontinue installments and receive the remaining portion of his vested Accounts in a single sum payment,

c.	In a Direct Rollover to the extent that the payment is an Eligible Rollover Distribution and the recipient is a Distributee, or

d.	Until June 1, 2002 or 90 days after the date Participants are given the required notice, whichever is later, a term certain annuity.

11.3 Small Distributions

The Participant shall select the method by which his vested Accounts will be distributed to him. Notwithstanding the foregoing, if the distributable balance of the Participant’s Accounts is $200 or less, then the Trustee shall distribute the Participant’s vested Accounts in a lump sum, and the Participant shall have no right to select the manner in which he will receive his distribution from the Plan. If the distributable balance of the Participant’s Accounts is greater than $200, but not greater than $1,000 (provided such Participant does not have an Account subject to Appendix B), and the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant’s vested Accounts in a lump sum. If the distributable balance of the Participant’s Accounts is greater than $1,000 but not greater than $5,000 (provided such Participant does not have an Account subject to Appendix B), if the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant’s vested Accounts in a Direct Rollover to an individual retirement account (described in Code Section 408(a)) or an individual retirement annuity (described in Code Section 408(b)) designated by the Administrator. This Section 11.3 shall not apply to the Participant’s Roth Account and Roth Rollover Account.

11.4 Determination of Value of Accounts

When a distribution under the Plan is made, the value of a Participant’s Accounts shall be determined as of the Valuation Date coinciding with or next preceding the Participant’s distribution date (after all adjustments then required or permitted under the Plan have been made).

11.5 [Reserved]

11.6 Timing

a.	Distribution of a Participant’s vested Accounts will normally be made or commenced as soon as practicable following the Participant’s date of Separation from Service, but not later than the 60th day after the later of (i) the close of the Plan Year during which the Participant attains age 65 or, (ii) the close of the Plan Year, during which his date of Separation from Service occurs, except as otherwise permitted under circumstances described in Treas. Reg. Sec. 1.401(a)-14(d). If the value of the Participant’s Accounts is over $5,000 (effective January 1, 1998), the Participant (but not his Beneficiary in the event of the Participant’s death) must consent in writing to receive the distribution, and a failure to consent shall be deemed an election to defer distribution. No Participant may elect to defer distribution beyond the date described in Section 11.6(b).

b.	Distributions must commence as required under Section 11.8, Section 11.9, Code Section 401(a)(9) and the regulations thereunder.

11.7 Notice

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, distribution of a Participant’s Accounts may commence less than 30 days after the notice required under Treas. Reg. Sec. 1.411(a)-11(c) is given, provided that

a.	The Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

b.	The Participant, after receiving the notice, affirmatively elects a distribution,

c.	The Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (a) is provided to the Participant, and

d.	The distribution of the Participant’s Accounts commences after the date the explanation described in paragraph (a) is provided to the Participant but not before the expiration of the 7-day period that begins after such explanation is provided.

11.8 Distribution upon Death

a.	If a Participant dies before his required beginning date (as defined in Section 11.10), the vested balance of his Accounts shall be paid to his designated beneficiary (as defined in Section 11.10) in one of the available forms, as elected by the designated beneficiary. The Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

i.

If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The minimum amount that will be distributed for each distribution calendar year (as defined in Section 11.10) after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance (as defined in Section 11.10) by the remaining life expectancy (as defined in Section 11.10) of the Surviving Spouse. The remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.

ii.	If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. The minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance by the remaining life expectancy of the Participant’s designated beneficiary. The designated beneficiary’s remaining life expectancy is calculated using the age of the designated beneficiary as of the designated beneficiary’s birthday in the year following the year of the Participant’s death, reduced by one for each subsequent year.

iii.	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance by the Participant’s remaining life expectancy calculated using the age of the Participant as of the Participant’s birthday in the year of death, reduced by one for each subsequent year.

iv.

If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before December 31 of the calendar year immediately following the calendar year in which the Participant died, or before December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, this Section 11.8(a), other than 11.8(a)(i), will apply as if the Surviving Spouse were the Participant. Therefore, payment will be made to the Spouse’s designated beneficiary over a period based on that designated beneficiary’s life expectancy.

For distribution calendar years after the year of the Surviving Spouse’s death, the applicable distribution period is the remaining life expectancy of the Surviving Spouse calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

b.	If the Participant dies after his required beginning date, payment of the Participant’s Accounts balance will be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant’s death.

11.9 Required Minimum Distributions

a.	Effective date. The provisions of this Section 11.9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. In addition, effective December 31, 2005, Horseshoe Participants are subject to the provisions of Article F-4 of Appendix F.

b.	Requirements of Treasury regulations incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

c.	Time and Manner of Distribution.

i.	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined in Section 11.10).

ii.	Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year (as defined in Section 11.10) distributions will be made in accordance with Sections 11.8 and 11.9.

d.	Required Minimum Distributions During Participant’s Lifetime.

i.	During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

A.	The quotient obtained by dividing the Participant’s Accounts balance by the distribution period in the Uniform Lifetime Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

B.

If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Accounts balance by the number in the Joint and Last Survivor

Table in Treas. Reg. Sec. 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

ii.	Required minimum distributions will be determined under this Section 11.9(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

11.10 Definitions applicable to Section 11.8 (Distribution upon Death) and Section 11.9 (Required Minimum Distributions)

The following definitions apply to Sections 11.8 and 11.9:

a.	Required beginning date. “Required beginning date” means:

i.

For a Participant who is not a Five Percent Owner in the calendar year in which he attains age 70 1/2, the later of (A) the April 1 following the calendar year in which his Separation from Service occurs, or (B) the April 1 following the calendar year in which he attains age 70 1/ 2.

ii.	For a Participant who is a Five Percent Owner in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

b.	Distribution calendar year. A “distribution calendar year” is a calendar year for which a minimum distribution is required. For required minimum distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For required minimum distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.8(a). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

c.	Life expectancy. “Life expectancy” means life expectancy as computed by use of the Single Life Table in Treas. Reg. Sec. 1.401(a)(9)-9 of the Treasury regulations.

d.	Accounts balance. A Participant’s “Accounts balance” is the balance of the Participant’s Accounts as of the last Valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated to the Accounts as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The Accounts balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

e.	Designated beneficiary. “Designated beneficiary” has the meaning such term is given under Treas. Reg. Sec. 1.401(a)(9)-4 of the Treasury regulations, or any successor thereto.

11.11 Distribution of Roth Accounts and Roth Rollover Accounts; Direct Rollovers

a.	Rights upon Normal or Disability Retirement or Separation from the Service.

i.	Pursuant to Section 11.1, upon a Participant’s Normal, Early or Disability Retirement or Separation from the Service, he shall be entitled to receive the vested amount credited to his Roth Account and Roth Rollover Account in accordance with Section 11.2. A Participant’s Roth Account shall be distributed in the event of the Participant’s severance from employment, subject to the other provisions of the Plan regarding distributions, other than provisions that require a Separation from the Service before such amount may be distributed.

ii.	Notwithstanding Section 11.2(c), a Direct Rollover of a distribution from a Roth Account or Roth Rollover Account will be made only to another “designated Roth account,” as defined in Section 402A of the Code and Treasury Regulation Section 1.401(k)-6, under an applicable retirement plan, described in Section 402A(e)(1) of the Code, or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover from the Roth Account is an Eligible Rollover Distribution and the recipient is a Distributee.

iii.	In the case of Eligible Rollover Distribution from a Participant’s Roth Account and Roth Rollover Account, for purposes of subsection 11.11(a)(ii), a “Direct Rollover” means a payment by the Plan to a designated Roth account, as defined in Section 402A of the Code and Treas. Reg. Sec. 1.401(k)-6, under an applicable retirement plan, described in Section 402A(e)(1) of the Code, or to a Roth IRA, described in Section 408A of the Code, which is designated by the Distributee.

b.	Small Distributions. The Participant shall select the method by which his Roth Account and Roth Rollover Account will be distributed to him under Section 11.2. Notwithstanding the foregoing, if the distributable balance of the Participant’s Roth Account and Roth Rollover Account is $200 or less, then the Trustee shall distribute the Participant’s Roth Account and Roth Rollover Account in a lump sum. If the distributable balance of the Participant’s Roth Account and Roth Rollover Account is more than $200, but not greater than $1,000, and the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant’s Roth Account and Roth Rollover Account in a lump sum. If the distributable balance of the Participant’s Roth Account and Roth Rollover Account is greater than $1,000, but not greater than $5,000, if the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant’s Roth Account and Roth Rollover Account in a Direct Rollover to a Roth IRA described in Code Section 408A designated by the Administrator.

c.	Roth Account and Roth Rollover Account Considered Separately for Certain Purposes.

i.	For purposes of Section 1.28(b)(iii), any distribution from a Participant’s Roth Account or Roth Rollover Account shall not be considered in determining whether a total lump sum distribution of the remainder of the Participant’s Accounts is less than $200, as described in Treasury Regulation Section 1.401(a)(31)-1, Q&A 11, in accordance with Treasury Regulation Section 1.401(k)-1(f)(4).

ii.	For purposes of Section 11.3, any amount that a Participant’s Roth Account and Roth Rollover Account shall be considered separately from the remainder of a Participant’s Accounts in determining the distributable balance of the Participant’s Accounts, in accordance with Treasury Regulation Section 1.401(k)-1(f)(4).

Article XII – Top Heavy Provisions

12.1 Top Heavy Determination

a.	Solely in the event that this Plan ever becomes Top Heavy, as defined herein, the provisions of this Article shall apply.

b.	Solely for the purposes of this Article, the following definitions shall be used:

i.	“Aggregation Group” means

A.	Each plan of the Company or a Company Affiliate in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question) but excluding a plan meeting the requirements of Code Section 401(k)(11); provided, however, that such plan allows only contributions required under Code Section 401(k)(11)), and

B.	Each other plan of the Company or a Company Affiliate which enables any plan described in Subsection (a) to meet the requirements of Code Section 401(a)(4) or 410.

ii.	“Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

iii.	Effective for Plan Years commencing on or after January 1, 2002, “Key Employee” means

A.	Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company or a Company Affiliate having Statutory Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

B.	A Five Percent Owner of the Company or a Company Affiliate; or

C.	A one percent owner (within the meaning of Code Section 416(i)(1)(B) and (C) of the Company or a Company Affiliate having Statutory Compensation of more than $150,000.

iv.	Effective for Plan Years commencing prior to January 1, 2002, “Key Employee” means an Employee, a former Employee or the Beneficiary of a former Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Employee or former Employee is or was

A.	An officer of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Employees or, if less, the greater of three Employees or ten percent of the Employees shall be treated as officers),

B.	One of the ten Employees owning (or considered as owning within the meaning of Code Section 318) both the largest interest in the Company or a Company Affiliate and more than one-half of one percent interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code Section 415(c)(1)(A); provided, however, if two Employees have the same interest in the Company or a Company Affiliate, the Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

C.	A Five Percent Owner or a one percent owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

v.	“Non-Key Employee” means any Employee who is not a Key Employee.

vi.	The Plan shall be Top Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

A.	Each Account balance as of the most recent valuation date occurring within the Plan Year which includes the Determination Date shall be determined,

B.	An adjustment for contributions due as of the Determination Date shall be determined,

C.	The Account balance of any Employee or former Employee shall be increased by the aggregate distributions made during, effective January 1, 2002, the one-year period ending on the Determination Date (or, prior to January 1, 2002, the five-year period ending on the Determination Date) with respect to such Employee or former Employee and, effective January 1, 2002, the aggregate distributions made for a reason other than Separation from Service, death or Disability during the one-year period ending on the Determination Date,

D.	The Account balance of

I.	Any Non-Key Employee who was a Key Employee for any prior Plan Year, and

II.	Any former Employee who performed no services for the Company or a Company Affiliate during, effective January 1, 2002, the one-year period ending on the Determination Date (or, prior to January 1, 2002, the five-year period ending on the Determination Date) shall be ignored, and

E.	If there have been any rollovers to or from any Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).

Notwithstanding the foregoing, this Plan shall be Top Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top Heavy Group.

vii.	“Top Heavy Group” means any Aggregation Group if, as of the Determination Date, the sum of

A.	The present value of the cumulative accrued benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and

B.	The aggregate of the accounts of all Key Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.

12.2 Minimum Benefits

a.	For any Plan Year in which the Plan is Top Heavy, the total allocation to the Qualified Account or Matching Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is

i.	Entitled to an allocation to such Account under Section 3.4 (Matching Contributions), or

ii.	Not entitled to an allocation under such Sections solely because he did not elect to defer Compensation under Section 3.3 (Participant Contributions) of the Plan,

shall not be less than that determined under subsection (b).

b.	The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

i.	Three percent, or

ii.	That percentage reflecting the ratio of

A.	The allocations under Section 3.4 to

B.	Statutory Compensation

for the Key Employee with respect to whom such ratio is highest for such Plan Year.

c.	This Section shall not apply to any Participant to the extent the Participant is covered under any other plan sponsored by the Company or a Company Affiliate provided the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans. For the purposes of determining whether or not the provisions of this Section have been satisfied, both contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title 11 of the Social Security Act, or any other Federal or state laws and Company contributions made under any salary reduction or similar arrangement shall be disregarded.

d.	An Employee described in subsection (a)(ii) shall be treated as a Participant hereunder.

Article XIII – Administrative Provisions

13.1 Duties and Powers of the Administrator

a.	The Administrator shall administer the Plan in accordance with the Plan and ERISA and, in addition to the duties specifically set forth in the Plan, shall have full discretionary power and authority:

i.	To engage actuaries, attorneys, accountants, consultants, administrators, recordkeepers, custodians, physicians or other firms or persons and (with its officers, directors and employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

ii.	To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

iii.	To construe and interpret the Plan and the Rules of the Plan and to remedy any ambiguities and inconsistencies therein;

iv.	To determine questions of eligibility and vesting of Participants;

v.	To determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

vi.	To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

vii.	To appoint claims and review officials to conduct claims procedures as provided in Section 13.4;

viii.	To compute, certify to and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

ix.	To authorize all disbursements by the Trustee from the Trust Fund;

x.	To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee; and

xi.	To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons.

b.	Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except as provided in Section 13.4 or to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

c.	Notwithstanding anything contained in the Plan to the contrary, all actions taken by the Administrator shall cause the Plan or the Trust to be treated as a “domestic trust” under Treas. Reg. Sec. 301.7701, and no action will be taken by the Administrator, or, if taken, will be valid, which would cause the Plan or the Trust not to be considered as a domestic trust.

13.2 Administrative Committee

The Administrator has appointed the initial members of an Administrative Committee to administer the Plan on its behalf. The Administrator shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Administrative Committee members and act as or on its behalf. Any Administrative Committee member appointed by the Administrator shall serve at the pleasure of the Administrator but may resign by written notice to the Administrator. Subsequent members of the Administrative Committee shall be appointed from time to time by the Administrative Committee. Administrative Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Administrator otherwise provides, any delegation of duties to the Administrative Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

Except as otherwise provided by law, no member of the Administrative Committee shall incur any liability on account of any matter connected with or related to the Plan or the administration of the Plan, unless he acted in bad faith, or was guilty of willful misconduct or gross negligence with respect to his duties, actions or omissions with respect to the Plan.

The Company shall indemnify and hold Administrative Committee members harmless from and against any and all loss, liability, claim, damage, cost and expense that may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or in settlement of any such claim) to the fullest extent permitted under its certificate of incorporation of bylaws. This indemnity obligation shall survive any termination of the Plan.

13.3 Administrative Committee Operating Rules

a.	Actions of Majority. Any act delegated by the Administrator to the Administrative Committee may be accomplished with the approval of a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Administrative Committee members.

b.	Meetings. The Administrative Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly,

13.4 Claims Procedure

a.	A claim by a Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

b.	The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

c.	If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

d.	If the claim is wholly or partially denied, the claims official shall, within 90 days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

i.	The specific reason or reasons for such denial,

ii.	Specific references to pertinent Plan provisions on which the denial is based,

iii.	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

iv.	An explanation of the Plan’s claim review procedure.

e.	The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official’s denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his duly authorized representative

i.	May request a review upon written application to the review official (which shall be filed with it),

ii.	May review pertinent documents, and

iii.	May submit issues and comments in writing.

f.	The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

g.	The decision by the review official upon review of a claim shall be made not later than 60 days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

h.	The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

i.

The claims official and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 13.1 and, to the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

j.	Except as otherwise decided by the Administrator, the Administrative Committee will be the claims official and reviewing official for purposes of this Section.

13.5 Conflicting Claims

If the Administrator is confronted with conflicting claims concerning a Participant’s Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion. In either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Accounts.

13.6 Payments

In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and the Company Affiliates their officers, directors, employees, owners, agents and representatives.

13.7 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee

a.	If an amount payable under the Plan cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made no later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

b.	If, within one year after a Participant has a Separation from Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from Service is by reason of his death, has failed to locate the Participant’s Beneficiary, his entire distributable interest in the Plan shall be forfeited and applied to pay expenses of the Plan or to reduce the Company’s Matching Contribution under Section 3.4 or Discretionary Contribution under Section 3.10 (as in effect for the 2002 Plan Year), at the Administrator’s discretion; provided, however, that if the Participant (or in the case of his death, the Participant’s Beneficiary) makes proper claim therefor under Section 13.4, the amount so forfeited shall be restored to the Participant’s Account, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

13.8 Service of Process

The General Counsel of the Company is hereby designated as agent of the Plan for the service of legal process.

13.9 Limitations Upon Powers of the Administrator

The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

13.10 Anti-alienation Provisions

a.	Prohibited Assignments. Except as provided in subsections (b) and (c), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

b.	QDRO Distributions. Notwithstanding subsection (a) or any other provision of the Plan to the contrary:

i.	When the Administrator receives a domestic relations order, as defined in Code Section 414(p), that, but for the time of required payment to the alternate payee, would be a QDRO, the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order. However, no such distribution shall be made prior to the Participant’s Separation from Service if such distribution could adversely affect the qualified status of the Plan. The Administrator will establish procedures for processing QDROs.

ii.	The vested portion of an Account balance may be pledged as security for a loan from the Plan in accordance with the Rules of the Plan.

c.	Certain Offsets of Accounts.

i.	Notwithstanding subsection (a) or any other provision of the Plan to the contrary, effective August 5, 1997, upon receipt by the Administrator of a judgment, order, decree or settlement agreement described in paragraph (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant’s Accounts under the Plan, such Participant’s Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan.

ii.	The judgment, order, decree or settlement agreement described in paragraph (i) must arise from

A.	A judgment of conviction for a crime involving the Plan,

B.	A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

C.	A settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

13.11 Correction of Administrative Errors; Special Contributions

Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant’s or Beneficiary’s Accounts or allocating Forfeitures and/or special contributions made by the Employers to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator, acting in its sole discretion, shall determine (a) to what extent corrections of any type will be funded with Forfeitures, special contributions or a combination of both, (b) the amount of any such special contributions, including any approximate amounts, required to be made by the Employers, and (c) how to allocate the cost of such corrections among Employers. In no event shall any corrective action taken by the Administrator under this Section reduce any Participant’s or Beneficiary’s accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury regulations thereunder.

13.12 Electronic Administration

The Administrator shall have the authority to permit Participants and Beneficiaries to use alternative means (including, but not limited to, electronic, internet, intranet, voice response, or telephonic) to submit elections, directions, and forms required for participation in and the administration of this Plan.

13.13 Indemnity for Liability

To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify each former Trustee who served prior to September 2000, and each member of the Investment Committee, and any other current or former Employee, officer, or director of the Company or Employer, against any and all claims, losses, damages, expenses, including counsel fees, incurred by any such person on account of such person’s action, or failure to act, in connection with the Plan, including, in the case of amounts paid in settlement, only such amounts as are paid with the Company’s or Employer’s approval.

Article XIV – Termination, Discontinuance, Amendment, Merger, Adoption of Plan

14.1 Termination of Plan; Discontinuance of Contributions

a.	The Plan is intended as a permanent program but the Company shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof with or without notice to the applicable Participants. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

i.	An allocation of amounts being held under Section 3.8(c) shall be made in accordance with Section 3.8(c) (Treatment of Excessive Allocations).

ii.	The Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

iii.	Provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), distributions of Participant’s Accounts shall be made in one lump sum payment.

b.	The Company shall have the right at any time to discontinue contributions to the Plan completely as to the Company or as to any covered location division, facility or other operational unit thereof with or without notice to the applicable Participants. Failure of the Company to make one or more substantial contributions to the Plan for any period of three consecutive Plan Years in each of which the Company realized substantial current earnings, as shown on its financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year. In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all the Matching Accounts and Discretionary Contribution Accounts shall thereupon become fully vested.

14.2 Amendment of Plan

a.	Amendments to the Plan shall be adopted by the Board or the HRC; provided, however, that the Administrative Committee shall have the authority to adopt amendments that are necessary to bring the Plan into conformity with legal requirements or to improve Plan administration, provided that no such amendments involve an increase in cost of benefits provided by this Plan.

b.

Amendments shall be adopted by resolution of the Board of the Company. Additionally, the General Counsel or Vice President, Human Resources of the Company shall have the authority to adopt amendments that are necessary (i) to bring the Plan into conformity with legal requirements or to improve Plan administration, provided that no such amendments involve an increase in cost of benefits provided by this Plan, or (ii) to provide for mergers of plans of Company Affiliates into the Plan. As limited in Section 14.3 of the Plan, no amendment shall decrease the vested percentage any Participant has in his or her Accounts. The Plan may be amended or terminated under this Section without the vote of the Stockholders of the Company, except to the extent that stockholder approval is required by Rule 16b-3, promulgated under Section 16 of the Securities Exchange Act, as amended.

14.3 Retroactive Effect of Plan Amendment

a.	No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the vested percentage of a Participant whose Separation from Service preceded the date such amendment became effective unless and until he again becomes a Participant and additional contributions are allocated to him.

b.	No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.

c.	Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

14.4 Consolidation or Merger, Adoption of Plan by Other Companies

a.	In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor will be deemed to continue the Plan. If deemed appropriate, the successor will execute a proper supplemental agreement to the Trust Agreement with the Trustee.

b.	The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer in accordance with Code Section 414(l) and ERISA Section 208.

14.5 Adoption of Plan by Company Affiliates

a.

Any Company Affiliate may, with the approval of the Board, the Company’s Senior Vice President of Human Resources, or her delegee, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners or members. The adoption decision shall become, as to such Company Affiliate and its employees, a part of this Plan (as then amended or thereafter amended) and the related Trust Agreement. It shall not be necessary for such Company Affiliate to sign or execute the original or then amended Plan and Trust Agreement documents. The effective date of the Plan for any adopting Company Affiliate shall be that stated in the decision of adoption, and from and after such effective date, such Company Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the right of amendment, and of appointment and removal of the Trustee, and its successors, shall not be diminished by reason of the participation of any such Company Affiliate.

b.	By its adoption of the Plan, a Company Affiliate shall be deemed to appoint the Company and Administrator its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon an Employer until the Plan is terminated with respect to the Employer and relevant Trust Fund assets have been distributed.

c.	A Company Affiliate or a division of a Company Affiliate may withdraw from, or otherwise cease to participate in, the Plan by giving the Administrator 30 days written notice of its intention to do so. In such event, the Administrator shall, as promptly as is practicable, provide for the withdrawal or segregation of the share of the assets in the Trust Fund attributable to the Active and Inactive Participants (and if such Company Affiliate or division requests, Former Participants) of that Company Affiliate (or division thereof). The Administrator in its sole discretion, may waive the 30-day notice requirement. The amount of such pro rata share shall be the net value of the Trust Fund attributable to the Participants (and Former Participants, if applicable) of that Company Affiliate or division thereof, determined as of the latest Valuation Date. The Administrator shall select the assets of the Trust Fund to be withdrawn or segregated in such amount.

i.	If the withdrawal has the effect of termination of the Plan so far as that Company Affiliate or division is concerned, the rights of that Company Affiliate’s former Participants and Beneficiaries shall be governed by Section 14.1.

ii.	If the Company Affiliate ceases to participate in the Plan and adopts a substantially similar plan for the benefit of its employees, the withdrawal from this Plan by the Company Affiliate shall not be regarded as a termination of the Plan so far as that Company Affiliate and its Employees are concerned. The rights of such Company Affiliate’s Employees shall be governed in accordance with the provisions of that substantially similar plan adopted by that Company Affiliate as if no withdrawal from this Plan had taken place. Subject to the Rules of the Plan, accounts may be transferred to the new plan as rollover distributions or as trustee-to-trustee transfers subject to the applicable requirements of the Code and ERISA.

Article XV – Miscellaneous Provisions

15.1 Identification of Fiduciaries

a.	The Administrator (with respect to control and management of Plan assets and in general), the Company, the Administrative Committee, and the Investment Committee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

b.	Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

15.2 Allocation of Fiduciary Responsibilities

a.	Fiduciary responsibilities under the Plan are allocated as follows:

i.	Except as provided in Section 5.1(f) (ERISA Section 404(c)), the sole power and discretion to manage and control the Plan’s assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Investment Committee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

ii.	The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

iii.	All fiduciary responsibilities not allocated to the Investment Committee, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 13.1(a)(xi).

b.	Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan’s assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 15.1 by amending the Plan, followed by such fiduciaries’ acceptance of, or operation under, such amended Plan.

c.	No allocation of fiduciary responsibilities under the Plan or Trust shall cause the Trust to cease being a domestic trust under Treas. Reg. Sec. 301.7701.

15.3 Limitation on Rights of Employees

The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute or be construed as a contract between the Employer and any Employee or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of any Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without notice and with or without cause and with or without obligation as to any level of severance. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to employment or any benefit hereunder except to the extent such right has specifically become fixed or vested under the terms of the Plan and there are funds available therefor in the hands of the Trustee.

15.4 Governing Law

The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, Beneficiaries and all other persons shall be determined in accordance therewith. However, to the extent that state law is applicable, the laws of the State of Nevada shall apply.

15.5 Gender and Plurals

Where the context so indicates, the masculine pronoun shall include the feminine, and the singular shall include the plural.

15.6 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

15.7 References

Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

15.8 Use of Trust Funds

Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Employer from the Trustee or from any Participant, his Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

a.	the contribution of the Employer for any Plan Year is hereby conditioned upon its being deductible by the Employer for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Employer within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

b.	a contribution by the Employer or a Participant by a mistake of fact shall be returned to the Employer or to the Participant in question within one year after payment of the contribution was made.

c.	amounts allocable to Forfeitures may be used to pay administrative expenses, as authorized by Section 7.4 (Use of Forfeitures), and to fund corrections of administrative errors, as authorized by Section 13.11 (Correction of Administrative Errors; Special Contributions).

IN WITNESS WHEREOF, the Company has caused this 2009 Restatement of The Harrah’s Entertainment, Inc. Savings and Retirement Plan to be executed by its duly authorized officer on this 31st day of December, 2009.

By:	/s/ MARY H. THOMAS

Name:	Mary H. Thomas

Title:	Senior Vice President-Human Resources

Appendix A – Limitations on 401(k) and After Tax

Contributions

Unless provided otherwise in the Rules of the Plan, the following minimum and maximum limits apply to Participants:

1.	A Participant’s 401(k) Contributions may be from 2% to 50% (in whole percentages) of his Compensation.

2.	A Participant’s After Tax Contributions may be from 2% to 50% (in whole percentages) of his Compensation.

3.	The combined 401(k) and After Tax Contributions made by a Participant in the Plan Year may not exceed 50% of his Compensation.

Appendix B – Annuity Distribution Options for the Money

Purchase Accounts

This Appendix B contains supplemental provisions relating annuity distribution forms available to Participants with Money Purchase Accounts.

Article B-1 – Definitions

Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in the Plan.

B1.1 Annuity Participant. “Annuity Participant” shall mean any Participant with a Money Purchase Account.

B1.2 Annuity Starting Date. “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of an amount not payable as an annuity, the first day on which all events have occurred which entitle the Participant to a distribution.

B1.3 Election Period. “Election Period” means:

c.	In the case of an election to waive the Joint and Survivor Annuity, the period beginning 90 days (or, effective for distributions on or after January 1, 2007, 180 days) before the Participant’s Annuity Starting Date and ending on the later of

i.	The Participant’s Annuity Starting Date, or

ii.	The 60th day after the mailing or personal delivery to him of information he has requested under Section B2.1(b)(ii).

d.	In the case of an election to waive the qualified preretirement survivor annuity,

i.	By a former Participant who has had a Separation from Service, the period which begins on the date of his Separation from Service and ends on the date of his death, or

ii.	Otherwise, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of his death.

B1.4 Joint and Survivor Annuity. “Joint and Survivor Annuity” shall mean an annuity for the life of the Annuity Participant with a survivor annuity for the life of his Surviving Spouse for 25%, 50%, 75% or 100% of the amount which is payable during the joint lives of the Annuity Participant and his Spouse. Unless a Participant elects otherwise, the Participant’s Joint and Survivor Annuity shall provide for a survivor benefit equal to 50% of the amount which is payable during the joint lives of the Participant and his Surviving Spouse. The Participant must have Spousal Consent to elect a Joint and 25% Survivor Annuity. Effective as of January 1, 2008, the Joint and Survivor 75% annuity option shall be the “Qualified Optional Survivor Annuity” hereunder.

B1.5 Life Annuity. “Life Annuity” means an annuity for the life of the Participant with no payments after death.

B1.6 Qualified Election. “Qualified Election” shall mean a written waiver of a qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity with Spousal Consent. Additionally, a revocation of a prior waiver may be made by the Annuity Participant without the consent of the Spouse at any time before the commencement of benefits. A new waiver can be made thereafter, but a new Spousal Consent will be required. The number of revocations and waivers shall not be limited.

B1.7 Ten Years Certain and Life Annuity. “Ten Years Certain and Life Annuity” means an annuity that provides for reduced monthly benefit commencing on the Participant’s Annuity Starting Date and payable during his lifetime, ending with the last payment due on the first day of the month in which his death occurs. Additionally, if the Participant dies within the ten-year period following his Annuity Starting Date, payments shall continue to his Beneficiary for the remainder of the ten-year period. In the event the Beneficiary dies within the ten-year period and there is no contingent Beneficiary, the actuarial equivalent of any remaining monthly payments shall be paid in a lump sum to the Participant’s estate.

Article B-2 – Distribution of Accounts

B2.1 Distribution of Accounts.

a.	Subject to subsections (e) and (f), when an Annuity Participant is entitled to a distribution under Section 11.1 (Rights Upon Normal or Disability Retirement or Separation from Service), the amount credited to his Accounts shall be applied to purchase

i.	If he is married, a Joint and Survivor Annuity,

ii.	If he is not married, a Life Annuity.

Distribution of a Participant’s Accounts in the form of a Joint and Survivor Annuity shall require the Participant’s consent if such distribution commences prior to his Normal Retirement Date.

b.	Not less than 30 days, and not more than 90 days (or, effective for distributions on or after January 1, 2007, 180 days), prior to his Annuity Starting Date, each Participant who may be affected by this Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the Secretary may prescribe), with

i.	A written explanation of the terms and conditions of the Joint and Survivor Annuity (and, effective January 1, 2008, the Qualified Optional Survivor Annuity), including

A.	The right of the Participant to make, and the effect of, an election under subsection (e) to waive the Joint and Survivor Annuity,

B.	The relative financial effect on his Accounts of an election under subsection (e),

C.	The right of the Participant’s Spouse under subsection (e), and

D.	The right of the Participant under subsection (e) to revoke an election made under subsection (e) and the effect thereof, and

ii.	A statement that the Administrator will furnish the Participant upon his first written request within 60 days after the mailing or personal delivery to him of the notice required under this subsection, a detailed statement as to the financial effect upon his Accounts of making an election under subsection (e).

c.	Notwithstanding subsection (b), if the Participant, after having received the written explanation described in paragraph (b)(i), affirmatively elects a form of distribution under subsection (e) with Spousal Consent (if necessary), the distribution under subsection (e) may commence less than 30 days after the written explanation described in paragraph (b)(i) was provided to the Participant, provided the following requirements are met:

i.	The Administrator provides information to the Participant clearly indicating that the Participant has the right to at least 30 days to consider whether to waive the automatic form of distribution under subsection (a) and consent to a form of distribution other than the automatic form of distribution,

ii.	The Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (b)(i) is provided to the Participant,

iii.	The date of commencement of the distribution of the Participant’s Accounts is after the date the explanation described in paragraph (b)(i) is provided to the Participant, and

iv.	The distribution of the Participant’s Accounts in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins after the explanation described in paragraph (b)(i) is provided to the Participant.

d.	The items furnished under subsection (b) shall be written in non-technical language with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Participant or mailed to him (first class mail, postage prepaid) within 30 days after receipt by the Administrator of such written request.

e.	Notwithstanding subsection (a), and subject to subsection (e), if a Participant described in subsection (a) elects during the applicable Election Period, with Spousal Consent, to waive such annuity in accordance with the Rules of the Plan, such Participant may elect to receive the amount credited to his Accounts under one of the following options:

i.	A Life Annuity,

ii.	A 10 year Certain and Life Annuity or

iii.	Payment in any other form available under Section 11.2 (Distribution of Accounts).

Any such election may be revoked or made again at any time during the applicable Election Period.

f.	Notwithstanding subsections (a) and (e), if the entire amount credited to a Participant’s Accounts does not exceed $5,000 (and did not exceed such amount under a prior withdrawal or distribution under the Plan), such Participant shall receive the amount credited to his Accounts in cash in one lump sum in accordance with paragraph (e)(iii).

Article B-3 – Benefits upon Death

B3.1 Distribution of Accounts upon Death.

a.	Subject to subsection (b), if a Participant dies before any distribution of his Accounts has been made or commenced and was married on the date of his death, all of the amount credited to his Accounts shall be applied to purchase a qualified preretirement survivor annuity for the life of his Surviving Spouse which shall commence on a date specified by the Spouse which is not later than the later of

i.	The first anniversary of the Participant’s death, or

ii.	The date on which the Participant would have attained age 70 1/2.

b.	Notwithstanding subsection (a),

i.	If a Former Participant or a Participant who is more than 35 years old elected to waive such qualified preretirement survivor annuity during the applicable Election Period in accordance with the Rules of Plan and obtained Spousal Consent, or

ii.	If such Surviving Spouse, after the Participant’s death, elects in accordance with the Rules of the Plan to waive the qualified preretirement survivor annuity to which such Surviving Spouse is otherwise entitled,

The amount credited to the Participant’s Accounts shall be paid to the Surviving Spouse in one of the methods permitted under Section 11.2 in accordance with Section B3.3. Any election under paragraph (b) may be revoked or made again at any time during the applicable Election Period.

c.	(i) Upon the death of a Participant who was not married on the date of his death, the amount credited to his Accounts shall be paid to his Beneficiary. (ii) Upon the death of a Participant who has not yet received the entirety of the distribution of his Accounts, any remaining balance of his distribution of his Accounts shall be paid, to his Beneficiary.

B3.2 Explanation of Qualified Preretirement Survivor Annuity. The Administrator shall provide a written explanation of the qualified preretirement survivor annuity (as defined in Code Section 417(c)):

a.	To a Participant who is a Participant on his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which his thirty-second birthday occurs;

b.	To a Participant who becomes a Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he becomes a Participant; and

c.	To a Former Participant who has a Separation from Service prior to his thirty-second birthday, within one year of his Separation from Service,

or such longer period as is allowed under Code Section 417(a)(3).

B3.3 Distribution upon Death.

a.	If an Annuity Participant dies before distribution of his Accounts commences, then the vested balance of his Accounts shall be paid to his Beneficiary in one of the available forms, as elected by the Beneficiary. Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Annuity Participant’s death or (2) begin by the end of the calendar year that contains the first anniversary of the Annuity Participant’s death and be completed within the period of the Beneficiary’s life or life expectancy, except that:

i.	(i) If the Surviving Spouse is the Beneficiary, payments need not begin until the later of (A) the end of the calendar year that includes the first anniversary of the Annuity Participant’s death or (B) the end of the calendar year in which the Annuity Participant would have been required to commence payments under Section 11.8 of the Plan, and must be completed within the Surviving Spouse’s life or life expectancy; and

ii.	If the Annuity Participant and the Surviving Spouse who is the Beneficiary die (A) before the date on which the Annuity Participant would have been required to begin payments under Section 11.8 of the Plan and (B) before payments have begun to the Surviving Spouse, the Surviving Spouse shall be treated as the Annuity Participant in applying these rules.

b.	If payment has commenced prior to the Annuity Participant’s death, payment of the Annuity Participant’s Accounts shall be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Annuity Participant’s death.

Appendix C – Reserved

Appendix D – Vesting Provisions for Former Participants in

Certain Merged Plans

This Appendix D contains additional provisions relating to certain qualified retirement plans that have been merged into the Plan. Specifically, Appendix D contains provisions related to vesting for Participants who were participants in plans at the time the plans were merged into the Plan. The vesting provisions of this Appendix apply only to the merged plans specifically cited herein. The vesting provisions set forth in Section 7.1 apply to all other Participants.

Article D-1 – Vesting for Former Participants in the Louisiana Downs,

Inc. 401(k) Plan

D1.1 Application of Article D-1. This Article D-1 shall apply only to Participants who were participants in the Louisiana Downs, Inc. 401(k) Plan (“Louisiana Downs Plan”), had an account in the Louisiana Downs Plan on December 31, 2002, and that account balance was transferred to the Plan on April 7, 2003.

D1.2 Vesting. Each Participant to whom this Article D-1 applies shall be considered 100% vested in all employer contributions made on his behalf to the Louisiana Downs Plan. Any Matching Contributions and/or Discretionary Contributions under the Plan shall be subject to the vesting provisions of Section 7.1(b).

Article D-2 – Vesting for Former Participants in the Horseshoe Gaming

Holding Corp. 401(k) Plan

D2.1 Application of Article D-2. This Article D-2 shall apply only to Horseshoe Participants. The terms used in Article D-2 with the first letter or letters capitalized shall have the meaning specified in Article I or Appendix F of the Plan.

D2.2 Vesting.

a.	Each Horseshoe Participant shall be 100% vested in his Horseshoe 401(k) Account, his Horseshoe Rollover Account, his Horseshoe Qualified Account and his Empress/Horseshoe Accounts at all times.

b.	Each Horseshoe Eligible Employee who is an Employee on December 31, 2005 and each Horseshoe Participant who is an Employee on December 31, 2005 shall be credited with an additional Year of Service on December 31, 2005 under the Plan for all vesting purposes under the Plan.

c.	For each Horseshoe Eligible Employee and each Horseshoe Participant, his vested percentage (after adjustment of his Years of Service as described in Section D2.2(b)) of the following amounts shall be determined in accordance with the vesting schedule at Section 7.1(b) of the Plan:

i.	His Horseshoe Matching Account,

ii.	His Horseshoe Employer Contributions Account,

iii.	Any employer contributions transferred from the Empress Plan in connection with the merger of such plan with and into the Horseshoe Plan which are not Empress/Horseshoe Accounts, and

iv.	All future contributions made on his behalf to the Plan, including his Matching and Discretionary Contribution Accounts.

Appendix E – Participating Company Affiliates

A list of Company Affiliates that have adopted the Plan is included in the Rules of the Plan, as amended from time to time.

Appendix F – Merger of the Horseshoe Gaming Holding

Corp. 401(k) Plan

This Appendix F contains additional provisions of the Plan relating to the merger of the Horseshoe Gaming Holding Corp. 401(k) Plan (the “Horseshoe Plan”) with and into the Plan, effective December 31, 2005. Specifically, Appendix F contains provisions relating to Horseshoe Eligible Employees, Horseshoe Participants and the Horseshoe Accounts of Plan Participants who were participants in the Horseshoe Plan effective as of December 31, 2005 and who became Participants in the Plan effective as of January 1, 2006.

Article F-1 – Definitions

Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in the Plan.

F1.1 Empress Plan. “Empress Plan” shall mean the Empress Casino 401(k) Plan which merged with and into the Horseshoe Plan effective April 1, 2000.

F1.2 Empress/Horseshoe Accounts. “Empress/Horseshoe Accounts” shall mean, for a Horseshoe Participant who was employed by an employer under the Horseshoe Plan as of April 1, 2000 and was also employed by Empress Entertainment, Inc., Empress Casino Hammond Corporation or Empress Casino Joliet Corporation on or before July 1, 1998, that portion of his Horseshoe Accounts comprised of his accounts established under the Empress Plan attributable to employer contributions which were transferred to the Horseshoe Plan as well as his Horseshoe Matching Account and his Horseshoe Employer Contributions Account established under the Horseshoe Plan. A Horseshoe Participant’s Empress/Horseshoe Accounts shall be held as sub-accounts under his corresponding Horseshoe Accounts under the Plan.

F1.3 Horseshoe Accounts. “Horseshoe Accounts” means a Horseshoe Participant’s accounts established under the Horseshoe Plan which include his Horseshoe 401(k) Account, his Horseshoe Matching Account, his Horseshoe Rollover Account, his Horseshoe Employer Contributions Account and his Horseshoe Qualified Account, including his Empress/Horseshoe Accounts and any other amounts allocated to his Horseshoe Accounts as a result of the merger of Empress Plan with and into the Horseshoe Plan effective as of April 1, 2000. A Horseshoe Participant’s Horseshoe Accounts shall be held as sub-accounts under his corresponding Accounts under the Plan.

F1.4 Horseshoe Eligible Employee. “Horseshoe Eligible Employee” means any person who was eligible to participate in the Horseshoe Plan on December 31, 2005 but who had no account balance as of that date.

F1.5 Horseshoe Participant. “Horseshoe Participant” means any person who was a participant in the Horseshoe Plan on December 31, 2005 whose Horseshoe Accounts were transferred to the Plan as a result of the merger of the Horseshoe Plan with and into the Plan effective as of December 31, 2005.

F1.6 Horseshoe Plan. “Horseshoe Plan” means the Horseshoe Gaming Holding Corp. 401(k) Plan which merged with and into the Plan effective as of December 31, 2005.

F1.7 Normal Retirement Date. “Normal Retirement Date” for a Horseshoe Participant’s Horseshoe Accounts means the date the Horseshoe Participant attains age 59  1/2.

F1.8 Year of Vesting Service. “Year of Vesting Service” shall include all service treated as vesting service under the provisions of the Horseshoe Plan as of December 31, 2005, as well as all service otherwise so treated under the provisions of the Plan. Additionally, each Horseshoe Participant shall be credited with an additional Year of Service under the Plan for vesting purposes under the Plan.

Article F-2 – Eligibility

a.	Each active participant under the Horseshoe Plan on December 31, 2005 shall immediately be eligible to participate in the Plan on January 1, 2006 if he is employed as an Eligible Employee on January 1, 2006.

b.	Each Eligible Employee on January 1, 2006 who was an “employee” under the Horseshoe Plan on December 31, 2005 but not a participant because he had not satisfied the six month service requirement under the Horseshoe Plan as of December 31, 2005 shall have his original date of hire under the Horseshoe Plan recognized as his “date of hire” for purposes of Section 2.1(a) and (b) of the Plan.

Article F-3 – In-Service Withdrawals

Withdrawals After Age 59  1/2. After attaining age 59  1/2, an Active or Inactive Horseshoe Participant may withdraw all or a portion of his Horseshoe Accounts at any time in accordance with the Rules of the Plan. Any such withdrawal shall not result in any suspension of Matching Contributions under the Plan.

Article F-4 – Distribution of Accounts

In the event a Horseshoe Participant must receive a required minimum distribution while employed by an Employer, the Horseshoe Participant may elect to receive the minimum amount required by law in accordance with Section 11.9(d).

APPENDIX G – CAESARS PLAN

MERGER OF THE

CAESARS ENTERTAINMENT 401(k) SAVINGS PLAN

This Appendix G contains additional provisions of the Plan relating to the merger of the Caesars Entertainment 401(k) Savings Plan (the “Caesars Plan”) with and into the Plan, effective December 31, 2006. Specifically, Appendix G contains provisions relating to the Caesars Accounts of Plan Participants who were participants in the Caesars Plan effective as of December 31, 2006, and who became Participants in the Plan effective as of January 1, 2007.

Article G-1 – Definitions

Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in the Plan.

G1.1 Caesars Accounts. “Caesars Accounts” means a Caesars Participant’s accounts established under the Caesars Plan.

G1.2 Caesars Participant. “Caesars Participant” means any person who was a participant in the Caesars Plan on December 31, 2006, and whose Caesars Accounts were transferred to the Plan as a result of the merger of the Caesars Plan with and into the Plan effective as of December 31, 2006.

G1.3 Caesars Plan. “Caesars Plan” means the Caesars Entertainment 401(k) Savings Plan, which merged with and into the Plan effective as of December 31, 2006.

G1.4 Year of Vesting Service. A Caesars Participant’s Years of Vesting Service under the Plan shall include all years of vesting service credited under the provisions of the Caesars Plan as of December 31, 2006, as well as all service otherwise so treated under the provisions of the Plan.

Article G-2 – Eligibility

a.	Each active participant under the Caesars Plan on December 31, 2006, shall immediately be eligible to participate in the Plan on January 1, 2007 if he is employed as an Eligible Employee on January 1, 2007.

b.	Each Eligible Employee on January 1, 2007, who was an “employee” under the Caesars Plan on December 31, 2006, but not a participant because he had not satisfied the six month service requirement under the Caesars Plan as of December 31, 2006, shall have his original date of hire under the Caesars Plan recognized as his “date of hire” for purposes of Section 2.1(a) and (b) of the Plan.

Article G-3 – In-Service Withdrawals

Withdrawals After Age 59 1/2. After attaining age 59 1/2, an Active or Inactive Caesars Participant may withdraw all or a portion of his Caesars Accounts at any time in accordance with the Rules of the Plan. Any such withdrawal shall not result in any suspension of Matching Contributions under the Plan.